Exhibit 10.32

The confidential portions of this exhibit have been filed separately with the Securities and

Exchange Commission pursuant to a confidential treatment request in accordance with

Rule 24b-2 of the Securities and Exchange Act of 1934, as amended. REDACTED

PORTIONS OF THIS EXHIBIT ARE MARKED BY AN ***

SALES AND PROMOTIONAL SERVICES AGREEMENT

This Sales and Promotional Services Agreement (this “Agreement”) effective as of October 1, 2010 (the “Effective Date”) is entered into by and between VENTIV COMMERCIAL SERVICES, LLC, a New Jersey limited liability company (“VCS”), and ENDO PHARMACEUTICALS INC., a Delaware corporation (“CLIENT”). VCS and CLIENT are sometimes referred to herein collectively as the “Parties,” and individually as a “Party.”

RECITALS:

WHEREAS, VCS provides integrated outsourced sales and marketing solutions, including client field forces to the healthcare industry, and has certain expertise in the marketing and promotion of pharmaceutical products; and

WHEREAS, CLIENT is an integrated pharmaceutical company that requires the sales and promotional services of VCS as more fully described in this Agreement (the “Services”); and

WHEREAS, VCS and CLIENT originally signed a Sales Representative Services Agreement effective April 1, 2008 that was subsequently amended on May 8, 2009, May 10, 2010 and August 10, 2010 (the “Prior Agreement”); and

WHEREAS, the Prior Agreement shall terminate on the Effective Date, subject to any provision thereof that specifically survives termination; and

WHEREAS, VCS and CLIENT desire to enter into this Agreement under which VCS shall continue to provide the Services to the CLIENT on the terms set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual premises contained herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I. DEFINITIONS

1.1. “Active Representative Days” means the aggregate number of days that the VCS Sales Representatives are considered “Active Representatives”.

1.2. “Active Representatives” means VCS Sales Representatives who have completed all CLIENT and VCS-required training and are engaged in Detailing or otherwise engaged in CLIENT-required or approved activities pursuant to this Agreement. Any VCS Sales Representative who is on a Time Out of Territory shall not be considered an Active Representative. For clarification, any VCS Sales Representative who otherwise meets the requirements in the definition of “Active Representative” and who is not on a Time Out of Territory shall be considered an Active Representative.

1.3. “Active Territory” means a Territory in which there are Active Representatives.

1.4. “Adverse Event” means any untoward medical occurrence in a patient, consumer or clinical investigation subject associated with the use of a Product that does not necessarily have a causal relationship with this treatment. An Adverse Event can therefore be any unfavorable and unintended sign (including an abnormal laboratory finding), symptom, or disease temporally associated with the use of a Product, whether or not related to such Product. In addition, all cases of apparent drug-drug interaction, pregnancy (with or without outcome), exposure during breastfeeding, paternal exposure, lack of efficacy, overdose, drug abuse and misuse, drug maladministration or accidental exposure and dispensing errors are collected and databased even if no Adverse Event has been reported.

1.5. “Affiliate” means any Person who directly or indirectly controls or is controlled by or is under common control with a Party. For purposes of this definition, “control” or “controlled” shall mean ownership directly or through one or more Affiliates, of more than fifty percent (50%) of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or more than fifty percent (50%) of the equity interests in the case of any other type of legal entity, status as a general partner in any partnership, or any other arrangement whereby a Party controls or has the right to control the Board of Directors or equivalent governing body of a corporation or other entity, or the ability to cause the direction of the management or policies of a corporation or other entity.

1.6. “Agreement” is defined in the preamble of this Agreement.

1.7. “Agreement Territory” means the United States.

1.8. “Agreement Year” means a fiscal year commencing on October 1 and ending September 30.

1.9. “Arbitration” is defined in Section 12.7(c) of this Agreement.

1.10. “Arbitration Request” is defined in Section 12.7(c)(i) of this Agreement.

1.11. “Assigned Vehicles” is defined in Section 3.2(o)(ii) of this Agreement.

1.12. “Arbitrators” is defined in Section 12.7(d)(i) of this Agreement.

1.13. “Auditee” is defined in Section 4.6(b)(i) of this Agreement.

1.14. “Audit Rights Holder” is defined in Section 4.6(b)(i) of this Agreement.

1.15. “Audit Team” is defined in Section 4.6(b)(i) of this Agreement.

1.16. “At-Risk Management Fee” is defined in Section 4.1(a) of this Agreement.

1.17. “Budget” is defined in Section 4.2(a) of this Agreement.

1.18. “Business Day” means any day other than a Saturday, a Sunday, an approved holiday in accordance with CLIENT’s holiday schedule or a day on which commercial banks in Philadelphia, Pennsylvania are authorized or required by Law to remain closed. CLIENT’S holiday schedule may be modified by CLIENT from time to time and when modified a copy shall be provided to VCS. The CLIENT’s current holiday schedule has been submitted to VCS.

1.19. “Call” means a face-to-face presentation by a Sales Representative to a Target Prescriber which consists of one or more Details and includes, but is not limited to, having a discussion with the Target Prescriber regarding the features and benefits of the Products, their contraindications, FDA approved uses and other pertinent information, and providing the Target Prescriber Product Literature and samples of the Products.

1.20. “Call Plan” means a plan designed by CLIENT, which is intended to enhance the efficiency and effectiveness of the Sales Representatives in making Calls. The Call Plan may be modified by CLIENT from time to time and when modified a copy shall be provided to VCS.

1.21. “CLIENT” is defined in the preamble of this Agreement.

1.22. “CLIENT Representatives” is defined in Section 10.1 of this Agreement.

1.23. “Client Pass-through Expenses” means those certain “Pass-through Costs” referred to on Schedule B.

1.24. “Competing Product” means the products listed on Schedule A-1A under the caption “Competing Products” as may be amended and updated by mutual agreement of the Parties.

1.25. “Components” is defined in Schedule A-1A to this Agreement.

1.26. “Confidential Information” is defined in Section 6.1(a) of this Agreement.

1.27. “Conversion” is defined in Section 9.2 of this Agreement.

1.28. “DDMAC” means the United States Department of Health and Human Services, Food and Drug Administration Center for Drug Evaluation and Research, Office of Medical Policy, Division of Drug Marketing, Advertising and Communications.

1.29. “Detail” is defined on Schedule A-1 to this Agreement.

1.30. “Detailing” is defined on Schedule A-1 to this Agreement.

1.31. “Direct Marketing Expenses” means the funds (which are part of the Budget) to facilitate the Detailing activities of Sales Representatives to Target Prescribers.

1.32. “Disclosing Party” is defined in Section 6.1(a).

1.33. “Distribution Agent” is defined in Section 3.2(f) of this Agreement.

1.34. “District Manager” means an employee of VCS who is engaged under this Agreement to manage VCS Sales Representatives in specified Territories.

1.35. “Effective Date” is defined in the preamble of this Agreement.

1.36. “Expected Active Representative Days” means all Business Days in a calendar quarter.

1.37. “FDA” means the United States Food and Drug Administration and any successor agency thereto.

1.38. “Field” means the treatment of pain associated with osteoarthritis in joints amenable to topical treatment.

1.39. “Fixed Management Fee” is defined in Section 4.1(a) of this Agreement.

1.40. “FROVA®” is defined in Section 1.62 of this Agreement.

1.41. “GAAP” means U.S. Generally Accepted Accounting Principles consistently applied by the applicable Person.

1.42. “Governmental Authority” means any court, agency, authority, department, regulatory body or other instrumentality of any government or country or of any national, federal, state, provincial, regional, county, city or other political subdivision of any such government or any supranational organization of which any such country is a member, which has competent and binding authority to decide, mandate, regulate, enforce, or otherwise control the activities of the Parties or their Affiliates contemplated by this Agreement.

1.43. “IC Crediting Rules” means the incentive compensation crediting rules as established from time to time by CLIENT in its base plan documents.

1.44. “Inactive Territories” means a Territory that does not have an Active Representative. An Inactive Territory that is inactive for at least *** (***) Business Days in a calendar quarter shall be considered an Inactive Territory for the entire calendar quarter. In the event CLIENT conducts a Conversion, the applicable vacated Territory shall not be considered an Inactive Territory until *** (***) days from the date of Conversion so long as VCS has hired a replacement VCS Sales Representative within such period.

1.45. “Information Technology” is defined in Section 3.2(k) of this Agreement.

1.46. “Law” or “Laws” means all laws, statutes, rules, regulations, orders, judgments, injunctions and/or ordinances of any Governmental Authority, including the PhRMA Code and the rules, regulations, guidelines and other requirements of DDMAC.

1.47. “Leased Vehicles” is defined in Section 3.2(o)(i) of this Agreement.

1.48. “LIDODERM®” is defined in Section 1.62 of this Agreement.

1.49. “Losses” is defined in Section 10.1 of this Agreement.

1.50. “National Sales Director” means, as to each Party, the individual designated by such Party to lead the project to which this Agreement relates, through whom all major communications will be channeled and who will be responsible for high level support within and between the respective Parties’ organizations in relation to this Agreement, including overseeing all significant operational and other issues in connection with the Detailing and promotion activities and the Services to be performed hereunder.

1.51. “Novartis” means, collectively, Novartis, AG and Novartis Consumer Health, Inc.

1.52. “Novartis Agreement” means that certain License and Supply Agreement dated March 3, 2008 by and between CLIENT and Novartis, as same may be amended from time to time.

1.53. “NSAID” means a non-steroidal anti-inflammatory drug.

1.54. “OPANA® ER” is defined in Section 1.62 of this Agreement.

1.55. “OTC Product” means a pharmaceutical product for use in humans that has been approved by the FDA for sale to customers and/or patients in the Agreement Territory without a prescription.

1.56. “Party” or “Parties” is defined in the preamble of this Agreement.

1.57. “PDMA” means the Prescription Drug Marketing Act of 1987, as amended, and the regulations promulgated thereunder.

1.58. “Person” means and includes an individual, partnership, joint venture, limited liability company, a corporation, a firm, a trust, an unincorporated organization and a government or other department or agency thereof.

1.59. “PhRMA Code” means the PhRMA Code on Interactions with Healthcare Professionals, as in effect from time to time.

1.60. “Primary Detail” means a Detail during which one of the Products is the most prominent item presented in the Call and comprises, on the average, approximately two-thirds (67%) of the time and cost of the Call.

1.61. “Primary Detail Equivalent” or “PDE” is calculated as 100% of Primary Details plus 50% of Secondary Details.

1.62. “Products” means VOLTAREN® Gel (diclofenac sodium topical gel 1%) (“VOLTAREN®”), LIDODERM® (lidocaine patch 5%) (“LIDODERM®”), FROVA® (frovatriptan succinate tablets) (“FROVA®”), OPANA® ER (oxymorphine hydrochloride) Extended Release Tablet CII (“OPANA® ER”) and any additional products added by CLIENT to be Detailed by the Sales Representatives pursuant to this Agreement and listed on Schedule A-1A to this Agreement from time to time; provided, however, in the event an additional product is added by CLIENT, the IC weighting of the Products as set forth on Schedule B shall be adjusted by CLIENT in its sole discretion.

1.63. “Product Literature” shall mean promotional, informative and other written information concerning a Product.

1.64. “Professionals” means physicians and other health care practitioners who are permitted under the Laws of the United States to prescribe the Products.

1.65. “Project Manager” means, as to VCS, an employee of VCS who is engaged under this Agreement to assist VCS management and to coordinate administrative support for the VCS Field Force.

1.66. “Representative” or “Representatives” is defined in Section 6.1(b) of this Agreement.

1.67. “Receiving Party” is defined in Section 6.1(a).

1.68. “Rx Sales” means the total number of prescriptions filled with respect to any Product as measured by IMS Prescription Audit or other third party vendor selected by CLIENT from time to time, subject to the application of IC Crediting Rules. Appropriate adjustments in the measurement of Rx Sales agreed to by the Parties shall be made in the event that any third party vendor selected by CLIENT as referred to above uses different measurement metrics than the previous vendor.

1.69. “Sales Representative” means a VCS Sales Representative.

1.70. “Secondary Detail” means a Detail during which one of the Products is the second (2nd) most prominent item presented in the Call and comprises, on average, approximately one third (33%) of the time and cost of the Call.

1.71. “Senior Officers” means the respective Chief Executive or Operating Officers (or any designee thereof) of the Parties.

1.72. “Services” has the meaning given to such term in the Recitals to this Agreement.

1.73. “Significant Loss” is defined in Schedule A-2.

1.74. “Spare Pool Threshold” is defined in Section 3.2(k).

1.75. “State Disclosure Logs” is defined in Section 4.1(c) of this Agreement.

1.76. “Target Prescriber” means, with respect to the Products, one of the specifically identified Professionals within a Sales Representative’s Territory to be Called upon by the Sales Representative based on CLIENT’s proprietary analysis of physician opportunities as set forth in CLIENT’s Call Plan.

1.77. “Term” is defined in Article II of this Agreement.

1.78. “Territories” means the respective towns, cities and other subdivisions and geographical areas located within the Agreement Territory to which the applicable Sales Representatives are assigned.

1.79. “Theft” is defined in Schedule A-2.

1.80. “Threshold 1 Arbitrator” is defined in Section 12.7(d)(i) of this Agreement.

1.81. “Time Out of Territory” means a leave of absence, an unapproved absence, an absence for illness that continues for more than *** (***) Business Days in any calendar month, a pre-approved vacation that continues for more than *** (***) Business Days in any calendar month or a combination of illness and pre-approved vacation that continues for more than *** (***) Business Days in any calendar month.

1.82. “VCS” is defined in the preamble of this Agreement.

1.83. “Variant Amount” is defined in Section 4.1(d) of this Agreement.

1.84. “VCS Field Force” means the VCS Sales Representatives, Project Manager, District Managers and National Sales Director providing Services pursuant to this Agreement.

1.85. “VCS Field Force Information” means the information required to be provided by VCS pursuant to Section 4.1(b) with respect to each Member of the VCS Field Force in the form attached hereto as Schedule A-1F.

1.86. “VCS Sales Representative” means an individual employed by VCS who Details the Products to Target Prescribers in accordance with this Agreement.

1.87. “VCS Representatives” is defined in Section 10.1 of this Agreement.

1.88. “VOLTAREN®” is defined in Section 1.62 of this Agreement.

1.89. “Works” is defined in Schedule A-1A.

ARTICLE II. TERM

Subject to the terms of Article XI, this Agreement shall continue until 12:00am Eastern Daylight Time on October 1, 2011 (as same may be extended as provided herein, the “Term”). CLIENT may extend the Term for an additional period, not to exceed *** (***) days, specified in a written notice delivered by CLIENT to VCS at least sixty (60) days prior to the expiration of the then current Term. In the event CLIENT elects to extend the Term for an additional *** (***) day period, all terms and conditions of this Agreement, ***.

ARTICLE III. SCOPE OF SERVICES, PROFESSIONALISM AND COMPLIANCE

3.1. The Scope of Services. CLIENT hereby continues to engage VCS, and VCS hereby accepts such continued engagement, to provide the Services pursuant to the terms of this Agreement and the Schedules attached to this Agreement. Such engagement shall be on a nonexclusive basis and CLIENT shall at all times have the right to engage any other Person to provide services (including, without limitation, services similar to the Services) that CLIENT, in its sole discretion, deems necessary or appropriate. The Services to be provided under this Agreement are described in this Agreement and the various Schedules hereto, including Schedule A-1 through Schedule A-2.

3.2. Sales Efforts, Professionalism and Compliance.

a. VCS shall maintain an experienced, well-trained VCS Field Force, whose time is dedicated exclusively to the promotion of the Products. The number of Primary Detail Equivalents (PDEs) for each Product shall be as designated by CLIENT from time to time through a collaborative Call Plan process in which VCS Sales Representatives and District Managers shall be involved and provide input in the selection of Target Prescribers. The resulting Call Plan and PDE requirements shall be reviewed and approved by VCS. The Rx Sales goal and IC weighting for each Product will be communicated by CLIENT to VCS at the beginning of each IC period. The Primary Detail Equivalents shall be carried out in accordance with the Call Plan and the VCS Field Force shall collectively provide a minimum of *** (***%) percent of the required PDEs for each Product against Call Plan Target Prescribers during each Call Plan period.

b. Commencing October 1, 2010, the VCS Field Force shall consist of 228 Sales Representatives, 24 District Managers, one Project Manager, and one National Sales Director (collectively, the “Initial Total Headcount”). Each District Manager and Sales Representative shall have the qualifications and meet the hiring profile and criteria set forth on Schedule A-1C. The Project Manager and National Sales Director designated by VCS shall be subject to the approval of CLIENT, which approval shall not be unreasonably withheld. CLIENT hereby designates Larry Romaine as its National Sales Director. VCS hereby designates Tom Bonk as its National Sales Director. Each Party may change its National Sales Director upon written notice to the other Party. CLIENT reserves the right, in its sole discretion, *** by delivery of forty-five (45) days’ prior written notice to VCS at any time and from time to time, as CLIENT’s business needs may reasonably require. In the event CLIENT exercises such right: *** (v) the Parties shall discuss and determine in good faith the necessary timing for the implementation of such ***, provided that such implementation shall be completed within forty-five (45) days from the date of VCS’ receipt of CLIENT’s notice; and (vi) the Parties shall promptly enter into an amendment to this Agreement to reflect the foregoing.

c. Intentionally omitted.

d. The VCS Field Force shall have a thorough knowledge of the Products and their associated disease entities in respect to which Products CLIENT has provided training in accordance with this Agreement.

e. VCS shall employ its expertise and best professional judgment to direct the Detailing and promotion activities to Target Prescribers identified from time to time by CLIENT. VCS shall be responsible to ensure that the Sales Representatives Detail the Products in an accurate and compliant manner in an effort to enable Target Prescribers to obtain all information necessary or appropriate in connection with prescribing the Products.

f. All promotional materials (as updated from time to time) to be used by the VCS Field Force pursuant to this Agreement shall be chosen and/or approved by CLIENT and CLIENT shall be responsible to ensure the compliance of such promotional materials with applicable Law. All samples and promotional materials shall be disseminated by CLIENT in compliance with applicable Law and such distribution shall occur directly by CLIENT or through a distribution agent selected by CLIENT from time to time (the “Distribution Agent”) to the VCS Field Force. VCS shall be responsible to secure appropriate physical space (including temperature-controlled storage space for Product samples) for the storage of any and all materials distributed by CLIENT or by the Distribution Agent to the VCS Field Force. VCS shall be responsible to ensure that the VCS Field Force stores and maintains such materials in the designated space.

g. VCS shall be responsible for ensuring that, upon receipt thereof, all samples, promotional and other materials are handled and distributed by VCS and the VCS Field Force in accordance with, and VCS shall comply and shall be responsible to ensure that the VCS Field Force complies with any and all reporting and other obligations (including, without limitation, all obligations regarding reporting of samples lost in transit, a Significant Loss of samples, a theft of drug samples and all falsification of sample documents) under, CLIENT’s Sample Accountability Policies and Procedures previously provided to VCS by letter dated May 9, 2008 (as they may be amended or otherwise modified from time to time by CLIENT (such amendments and modifications to be provided by CLIENT to VCS in advance and in writing)) and, as more specifically provided below, under all applicable Laws. CLIENT shall be responsible for ensuring that its Sample Accountability Policies and Procedures comply with applicable Law. In connection with its reporting obligations under this Section 3.2(g), VCS shall be responsible for complying with the terms and conditions set forth in Schedule A-2 of this Agreement. The additional terms and conditions regarding sample management and accountability are set forth in Schedule A-2 of this Agreement.

h. VCS shall comply and be responsible to ensure that the VCS Field Force complies with any and all reporting and other obligations imposed by any state or other jurisdiction (including, without limitation, all obligations regarding providing to CLIENT for dissemination to the applicable state or other jurisdiction reports of expenses incurred in the course of the VCS Field Force’s marketing efforts) and as more specifically described in Section 4.1(c).

i. The Services shall be performed by VCS and the VCS Field Force (i) in a professional manner consistent with industry standards; (ii) in conformance with that level of care and skill ordinarily exercised by other professional contract sales organizations; and (iii) in compliance with all applicable Laws. Each VCS Field Force member shall be subject to removal from providing Services to CLIENT pursuant to this Agreement in accordance with the provisions set forth in Schedule A-1. Any such VCS Field Force member who is so removed shall be promptly replaced by VCS. VCS shall retain, in all respects, all liability and obligations of any kind or nature with respect to any employment-related claims arising out of or in connection with the activities contemplated by this Agreement and/or the Services provided by the applicable VCS Field Force member. The previous sentence shall not prevent VCS from seeking indemnification pursuant to Section 10.2(iii).

j. VCS shall promote the Products, and shall cause the VCS Field Force to promote the Products, in strict adherence to applicable Law and professional requirements and CLIENT policies (provided to VCS in advance and in writing) that are applicable to the type of Services contemplated hereunder and which are utilized by CLIENT generally in its business, including ensuring that (i) no member of the VCS Field Force has been (A) convicted of an offense related to any federal or state health care program; (B) excluded or otherwise rendered ineligible for federal or state health care program participation; or (C) debarred under Subsection (a) or (b) of Section 306 of the U.S. Food, Drug and Cosmetic Act, as amended from time to time (21 U.S.C. § 301 et seq.); and (ii) no person on any FDA Clinical Investigator Enforcement lists (including the following: (1) Disqualified/Totally Restricted List, (2) Restricted List and (3) Adequate Assurances List) will participate in the provision of the Services. If at any time VCS becomes aware that any member of the VCS Field Force who participated or is participating in the provision of the Services is on, or is being added to the FDA Debarment List or any FDA Clinical Investigator Enforcement Lists, VCS shall provide written notice of this to CLIENT within 24 hours of VCS having become aware of this fact and will immediately terminate such person from conducting any activity under this Agreement, subject to applicable Law. Further, in connection with any activity under this Agreement, VCS shall, and shall cause all members of the VCS Field Force to, comply in all material respects with the Office of Inspector General Compliance Program Guidance for Pharmaceutical Manufacturers, April 2003, PDMA, state Laws governing the storage and distribution of pharmaceutical samples and aggregate spending on physician gifts, entertainment and expenses, the PhRMA Code, as in effect from time to time, Section 1128B(b) of the Social Security Act, the AMA Guidelines on Gifts to Physicians from Industry, HIPAA and all other applicable Laws. CLIENT and VCS shall mutually agree on procedures for auditing, monitoring and training the VCS Field Force to ensure compliance with this Section 3.2(j).

k. CLIENT shall provide all laptops and printers and all necessary software, hardware and related equipment (collectively, “Information Technology”) necessary for the performance of the Services hereunder. VCS shall ensure that the members of the VCS Field Force use the appropriate level of care in the handling and use of all such Information Technology and shall provide a report identifying the location of each VCS Field Force member within fifteen (15) days after the end of each calendar quarter during the Term in order to enable CLIENT to monitor the location of all Information Technology. VCS shall provide CLIENT with all information and applicable verifying documentation (e.g., police reports) identifying any damaged or stolen Information Technology. CLIENT shall use commercially reasonable efforts to ensure that any documented lost, damaged or stolen Information Technology is repaired or replaced within two (2) Business Days after CLIENT receives written notice thereof. CLIENT shall be solely responsible for all costs, damages, losses and liabilities associated with the repair or replacement of damaged, lost or stolen Information Technology (subject to normal wear and tear) (collectively, “Replacement Costs”) *** (***%) percent of the number of computers and other Information Technology provided to VCS for use by the VCS Field Force (the “Replacement Threshold”). VCS shall be solely responsible for all Replacement Costs in excess of the Replacement Threshold, and CLIENT shall, at its sole discretion, either bill VCS for such Replacements Costs or set off such Replacement Costs against other amounts owed to VCS hereunder.

l. VCS shall comply, and shall cause any subcontractor that it is permitted to use hereunder to comply, with the terms and conditions of the Novartis Agreement applicable to it, including all compliance, confidentiality, record keeping, reporting and auditing provisions thereof. VCS shall be responsible for each of its permitted subcontractor’s compliance with the terms of this Agreement.

m. The training responsibilities and obligations of the Parties are set forth on Schedule A-1 under the section captioned “Training.”

n. VCS shall provide the District Managers and the Sales Representatives with fleet vehicles that are comparable to the vehicles provided by CLIENT to its sales force.

3.3. Fleet Vehicles. VCS shall provide vehicles to the VCS Field Force as follows:

a. Assignment and Transfer; Fixed and Reconciled Payments.

i. VCS shall provide to the VCS Field Force those certain eighty eight (88) vehicles that it currently leases under the terms of the Prior Agreement (such vehicles, collectively, the “Leased Vehicles”). CLIENT shall pay to VCS the fixed monthly amount set forth in the Budget for the Leased Vehicles, which amount represents costs and expenses associated with the Leased Vehicles, except fuel costs, which shall be treated as a Pass-through Expense pursuant to Schedule B.

ii. VCS shall provide to the VCS Field Force those certain one hundred and seventy-seven (177) vehicles, which were previously leased by CLIENT and for which CLIENT has previously assigned to VCS (and VCS has assumed from CLIENT) all rights and obligations as lessee pursuant to those certain Assignment and Assumption Agreements attached hereto as Schedule D (such vehicles, collectively, the “Assigned Vehicles”). Once an Assigned Vehicle has been assigned to VCS, VCS shall provide insurance that covers such Assigned Vehicle. Fuel costs for the Assigned Vehicles shall be treated as a Pass-through Expense pursuant to Schedule B.

iii. For those certain one hundred and thirty (130) Assigned Vehicles which were previously leased to CLIENT by ***, Inc. (collectively, the “*** Assigned Vehicles”), CLIENT shall pay to VCS a fixed monthly amount set forth in the Budget for the *** Assigned Vehicles, which amount represents: (1) a fixed monthly amount including lease, insurance and maintenance costs (as set forth on Schedule B-Y attached hereto); and (2) an estimate of costs and expenses associated with the *** Assigned Vehicles such as registration fees, taxes associated with the use and transfer of the *** Assigned Vehicles, assignment costs, and short-term rental vehicles for the time any *** Assigned Vehicle is absent from the Territory as a result of maintenance or due to a delay in delivery of the*** Assigned Vehicles to the VCS Field Force (the “Estimated *** Vehicle Costs”). On a monthly basis, VCS shall reconcile the Estimated *** Vehicle Costs for all *** Assigned Vehicles and the actual *** Assigned Vehicle costs (those actual costs identified in this Section 3.3(a)(iii)(2)) for all *** Assigned Vehicles, which reconciliation is subject to CLIENT’s review and approval, and said amount shall be reflected as a credit to CLIENT or an additional amount due from CLIENT in VCS’ monthly invoices.

iv. For those certain forty-seven (47) Assigned Vehicles which were previously leased to CLIENT by *** (collectively, the “*** Assigned Vehicles”), CLIENT shall pay to VCS a fixed monthly amount set forth in the Budget for the *** Assigned Vehicles, which amount represents: (1) a fixed monthly amount including lease and insurance costs (as set forth on Schedule B-Y attached hereto); and (2) an estimate of costs and expenses associated with the *** Assigned Vehicles such as registration fees, maintenance costs, taxes associated with the use and transfer of the *** Assigned Vehicles, assignment costs, and short term rental vehicles for the time any *** Assigned Vehicle is absent from the Territory as a result of maintenance or due to a delay in delivery of the *** Assigned Vehicles to the VCS Field Force (the “Estimated *** Vehicle Costs”). On a monthly basis, VCS shall reconcile the Estimated *** Vehicle Costs for all *** Assigned Vehicles and the actual *** Assigned Vehicle costs (those actual costs identified in this Section 3.3(a)(iv)(2)) for all *** Assigned Vehicles, which reconciliation is subject to CLIENT’s review and approval, and said amount shall be reflected as a credit to CLIENT or an additional amount due from CLIENT in VCS’ monthly invoices.

b. Condition of Assigned Vehicles. The Assigned Vehicles shall be provided by CLIENT to VCS with no preexisting internal or external physical damage (including, but not limited to, window damage), reasonable wear and tear excepted, at the time each Assigned Vehicle is transferred and assigned to VCS, and VCS will provide CLIENT with a vehicle condition report upon request. In the event the vehicle condition report does not reflect preexisting physical damage and the VCS Field Force member discovers vehicle damage, VCS shall notify CLIENT and the Parties shall agree on an appropriate resolution of the issue. VCS shall seek CLIENT’s advance written approval for all costs associated with the repair, detailing or other related costs incurred in connection with restoring the Assigned Vehicle to the appropriate condition required per the applicable lease agreements, and CLIENT shall be responsible for paying any such pre-approved costs. In the event CLIENT is unable to provide a fleet vehicle, or the Assigned Vehicle as delivered by CLIENT (or its Representatives) is not able to be driven on the date the VCS Field Force member is to commence provision of the Detailing services in the field, VCS shall seek CLIENT’s advance written approval for costs associated with obtaining bridge rental vehicles until such time as the Assigned Vehicle is provided to the VCS Sales Representative(s) in appropriate, working condition, and CLIENT shall be responsible for paying any such pre-approved costs. As used in this Section 3.3(b), “advance written approval” may be satisfied via exchange of emails confirming costs.

c. Indemnification.

i. Indemnification by CLIENT. CLIENT shall be solely responsible, solely liable and shall indemnify, defend and hold VCS Representatives (as defined below) harmless for all claims, personal injury and/or property damages arising from use by CLIENT Representatives (as defined in Article X below), or by any third party authorized by CLIENT Representatives, of each Assigned Vehicle during the period prior to the assignment of such Assigned Vehicle to VCS. For the avoidance of doubt, any indemnification under this Section 3.3(b)(i) shall be made in accordance with the provisions of Section 10.3 of this Agreement. The indemnification obligations of CLIENT under this Section 3.3(b)(i) shall be in addition to CLIENT’s indemnification obligations pursuant to Article X.

ii. Indemnification by VCS. VCS shall be solely responsible, solely liable and shall indemnify, defend and hold CLIENT Representatives (as defined in Article X below) harmless for all claims, personal injury and/or property damages arising from use by VCS Field Force members or by any third party authorized by VCS Representatives, of (1) each Assigned Vehicle during the period commencing as of the date that such Assigned Vehicle is assigned to VCS; and (2) each Leased Vehicle. For the avoidance of doubt, any indemnification under this Section 3.3(b)(ii) shall be made in accordance with the provisions of Section 10.3 of this Agreement. The indemnification obligations of VCS under this Section 3.3(b)(ii) shall be in addition to VCS’ indemnification obligations pursuant to Article X.

d. Vehicle Replacement. CLIENT and VCS shall work in good faith to develop a mutually acceptable standard operating procedure setting forth the process to be followed in the event that an Assigned Vehicle or a Leased Vehicle needs to be replaced during the Term or any extension thereof.

ARTICLE IV. COMPENSATION, BUDGET AND REIMBURSEMENT; REPORTING; RECORD KEEPING AND AUDIT RIGHTS

4.1. Compensation.

a. Subject to the limitations set forth in this Article IV, CLIENT shall pay VCS compensation for the Services performed under this Agreement as set forth on Schedule B to this Agreement. Such compensation shall include payment of various fees and costs of VCS as described on Schedule B, including a fixed, non-risk related, management fee (the “Fixed Management Fee”) and, if applicable, additional risk-related management fees (collectively, the “At-Risk Management Fee”),***. The Parties shall agree on an incentive compensation plan relating to the VCS Field Force, which among other things will limit participation by members of the VCS Field Force who are on performance improvement plans in incentive compensation for which CLIENT is required to pay/reimburse VCS under this Agreement.

b. CLIENT shall notify VCS of the *** in a calendar quarter within forty-five (45) days after the end of each calendar quarter. Notwithstanding the above, on a monthly basis, CLIENT shall provide VCS with all data it receives concerning *** to monitor achievement of the At-Risk Management Fee. Within fifteen (15) Business Days following the end of each calendar quarter during the Term of this Agreement, CLIENT shall provide to VCS a report summarizing on a calendar quarter and Agreement Year-to-date basis: (i) ***; and (ii) ***. In addition, within fifteen (15) Business Days following the end of each month during the Term of this Agreement, VCS shall provide to CLIENT a report in the form of Schedule A-1F, which shall ***. The At-Risk Management Fee payable to VCS shall be determined by CLIENT and VCS based on the reports made with respect to such matters by CLIENT and VCS in accordance with this Section 4.1 and Schedule B.

c. CLIENT shall advise VCS as to those states or other jurisdictions (including federal) in which marketing reports and other information is required to be disclosed, and VCS shall provide to CLIENT, by the fifteenth (15th) day of each month during the Term, a report (the “State Disclosure Logs”) disclosing such information requested by CLIENT relating to applicable state or other jurisdictions (including federal) to be reported with respect to, the month immediately preceding such month. Such information shall be provided on the applicable State Disclosure Log, as provided by CLIENT, which may be amended from time to time. The Project Manager shall be the contact at VCS responsible for timely submitting the State Disclosure Logs to CLIENT. CLIENT shall file the requisite state expense reports utilizing the information contained in the State Disclosure Logs.

d. Upon termination or expiration of this Agreement, any applicable earned fees for any calendar quarter or portion thereof prior to such expiration or termination that have not been invoiced shall be paid. VCS shall invoice CLIENT monthly in arrears for fixed monthly fees related to the Services and shall set forth on each invoice the actual headcount of all persons employed by VCS under this Agreement as of the end of the pay period ending in approximately mid-month for the month covered by such invoice. The VCS invoice shall contain a written explanation of the line item amounts referred to in clauses (i) and (ii) of Section 4.1(e) that vary by more than *** (***%) percent, ***, from such particular line item reflected on the Budget for that same period (each a “Variant Amount”). Each VCS invoice shall also separately set forth in reasonable detail the amount of any Client Pass-through Expense for which VCS seeks reimbursement. Subject to receipt of a monthly reconciliation report, as described below, CLIENT shall pay the full amount of each VCS invoice, except any Client Pass-through Expense in excess of the amount allowed for such item in the Budget that has not been previously approved by CLIENT. CLIENT and VCS shall work together in good faith to develop a Pass-through Expense budget.

e. The following items are included in the fixed monthly fees and shall be reconciled on a monthly basis and provided by VCS to CLIENT in a monthly reconciliation report satisfactory in form to CLIENT: ***. VCS shall also provide CLIENT with a monthly report, in a form mutually agreed upon by the Parties, regarding the usage by the VCS Field Force of vehicles used in the course of carrying out the Services hereunder (which report shall be based on reports VCS receives from ***, and/or the VCS Field Force members, as applicable, with respect to such matters), summarizing the car mileage. Any amounts due through reconciliation of budgeted amounts (for (i) and (ii) above) and actual costs incurred (for (i) and (ii) above) will be applied as a credit or an additional charge on the month’s invoice from VCS that is submitted with the monthly reconciliation report. VCS shall also provide CLIENT at the end of each calendar quarter, together with the invoice for the month just ended, a reconciliation of the invoiced amounts during such quarter and Agreement Year to date to the quarterly and year to date Budget. VCS and CLIENT shall, in addition, review the aggregate of all Variant Amounts within thirty (30) days of the end of each calendar quarter. In that connection, CLIENT may request additional justification for any Variant Amount and to the extent CLIENT is not reasonably satisfied with such justification, CLIENT may require a credit against future invoices (or, at end of the Term, a refund) equal to the unjustified Variant Amounts. In no event shall the variances from the budgeted amounts exceed in the aggregate the annual budget for such items unless otherwise agreed to in writing by CLIENT.

4.2. Budget

The budget (“Budget”) for the period between the Effective Date and September 30, 2011 is attached to this Agreement as Schedule B-Y. For purposes of clarity and pursuant to Article II, in the event CLIENT extends the Term for *** (***) days, the Budget set forth in Schedule B-Y shall *** (for such *** (***) day period (subject to the provisions of Article II above).

4.3. Client Pass-through Expenses

a. VCS shall request that CLIENT approve particular Client Pass-through Expense items prior to incurrence thereof and once approved by CLIENT in writing, CLIENT shall pay the same when invoiced. Client Pass-through Expenses of the type set forth on Schedule B shall be deemed approved by CLIENT, but only up to, and in no event in excess of, the respective aggregate quarterly limits for such Client Pass-through Expenses set forth on Schedule B-Y. CLIENT may require, on not less than thirty (30) days’ notice, that amounts provided in the Budget for Client Pass-through Expenses be reduced. CLIENT shall, at the written request of VCS, discuss in good faith the reason for the required reduction in Client Pass-through Expenses and the impact of such reduction on VCS and its ability to achieve the At-Risk Management Fee, but CLIENT shall make the final decision with respect to any reduction.

b. Notwithstanding anything herein to the contrary, in no event shall CLIENT be required to pay VCS Client Pass-through Expenses: (i) in excess of the amounts provided for such expenses in the Budget, unless otherwise specifically agreed to by CLIENT in writing; (ii) incurred in an amount or manner that is not compliant with CLIENT’s policies and procedures, as may be amended by CLIENT from time to time; or (iii) incurred in connection with travel expenses or services where (1) CLIENT has provided applicable preferred vendor codes to VCS and (2) VCS failed to use or apply such codes.

4.4. Additional Expenses

a. CLIENT may request VCS to incur particular expenses in addition to those already relating to the Services and reflected in the Budget, in which case those expenses will be added to the Client Pass-through Expenses payable by CLIENT. All additional expenses must be agreed to in writing by CLIENT prior to such expenses being incurred.

b. CLIENT reserves the right to add additional Products to be Detailed by the Sales Representatives at no additional cost to CLIENT, except that: (i) CLIENT shall pay documented incremental costs (e.g., training, distribution, sample costs and Detail aids) that have been approved by CLIENT and which are related to such additional Products and (ii) the Parties shall discuss in good faith and determine whether any adjustments to the metrics required for achievement of the At-Risk Management Fee should be made. At such time as CLIENT exercises this right, VCS shall comply with all other provisions of this Agreement applicable to promoting Products in connection with the promotion of such additional Products and the Parties shall enter into appropriate amendments to this Agreement to reflect the same.

4.5. Payment Due

For any payment due to VCS hereunder, VCS shall submit to CLIENT an invoice accompanied by such supporting documentation as CLIENT may reasonably require. Invoices are due and payable within *** (***) days of receipt thereof, except to the extent of any amount disputed by CLIENT. CLIENT shall pay the undisputed amount of each invoice when due. In the event CLIENT disputes an amount set forth on a VCS invoice, it shall send VCS written notice specifying in detail the basis for the dispute. In addition to VCS’ right to terminate this Agreement under Section 11.1 in the case of non-payment of any undisputed amount, if VCS elects not to terminate this Agreement in the case of non-payment of any undisputed amount, CLIENT shall pay VCS a finance charge of *** (***%) percent per month for the undisputed amount on each invoice past due for more than *** (***) days from the applicable payment date. The Parties agree to resolve disputes in good faith and an expeditious manner.

4.6. Books and Records

a. VCS shall keep complete, true and accurate books and records with respect to the Services provided and its other obligations under this Agreement in accordance with GAAP. VCS shall keep such books and records for at least three (3) years following the end of the Agreement Year to which they pertain. Such books and records shall be kept at VCS’ principal place of business. At CLIENT’s sole cost and expense, except as provided below, VCS shall permit auditors, on behalf of CLIENT and Novartis, to visit and inspect, during regular business hours and under the guidance of representatives of VCS, and to examine the books of account of VCS concerning the Services and this Agreement and discuss the affairs, finances and accounts of VCS concerning the Services and this Agreement with, and be advised as to the same by, its officers and independent accountants.

b. Audits. CLIENT and Novartis shall have audit rights with respect to VCS’ records described in this Section 4.6(b).

i. CLIENT or Novartis (in such capacity, the “Audit Rights Holder”) may, upon request and at its expense (except as provided for herein), cause an internationally-recognized independent accounting firm selected by it, other than one to whom VCS (in such capacity, the “Auditee”) has a reasonable objection (the “Audit Team”), to audit (at CLIENT’s or Novartis’ sole cost and expense, except as otherwise set forth in subsection (v) below) during ordinary business hours the books and records of the Auditee and the correctness of any payment made or required to be made to or by such Auditee, and any report underlying such payment (or lack thereof), pursuant to the terms of this Agreement. Prior to commencing its work pursuant to this Agreement, the Audit Team shall enter into an appropriate confidentiality agreement with the Auditee.

ii. In respect of each audit of the Auditee’s books and records: (i) the Auditee may only be audited once per calendar year, unless a prior audit reveals any material discrepancy, in which case, more frequent audits will be permitted; (ii) no records for any given Agreement Year may be audited more than once for the same purpose, unless a prior audit reveals any material discrepancy, in which case, more frequent audits will be permitted; and (iii) the Audit Rights Holder shall only be entitled to audit books and records of the Auditee from the three (3) Agreement Years prior to the Agreement Year in which the audit request is made.

iii. In order to initiate an audit for a particular Agreement Year, the Audit Rights Holder must provide written notice to the Auditee. The Audit Rights Holder shall provide the Auditee with notice of one or more proposed dates of the audit not less than thirty (30) calendar days prior to the first proposed date. The Auditee will reasonably accommodate the scheduling of such audit. The Auditee shall reasonably cooperate with such audit.

iv. The audit report and basis for any determination by an Audit Team shall be made available for review and comment by the Auditee, and the Auditee shall have the right, at its expense, to request a further determination by such Audit Team as to matters which the Auditee disputes (to be completed no more than thirty (30) calendar days after the first determination is provided to Auditee and to be limited to the disputed matters). If the parties disagree as to such further determination, the Audit Rights Holder and the Auditee shall mutually select an internationally-recognized independent accounting firm that shall make a final determination as to the remaining matters in dispute that shall be binding upon the parties.

v. If the audit shows any under-reporting or underpayment, or overcharging by any party, that under-reporting, underpayment or overcharging shall be reported to the Audit Rights Holder and the underpaying or overcharging party shall remit such underpayment or reimburse such overcompensation to the underpaid or overcharged party within *** (***) calendar days of receiving the audit report. Further, if the audit for an Agreement Year shows an under-reporting or underpayment or an overcharge by any party for that period in excess of *** (***%) of the amounts properly determined, the underpaying or overcharging party, as the case may be, shall reimburse the applicable underpaid or overcharged party, for its respective audit fees and reasonable out-of-pocket expenses in connection with said audit, which reimbursement shall be made within *** (***) calendar days of receiving appropriate invoices and other support for such audit-related costs.

vi. Accounting Standards. All costs and expenses and other financial determinations with respect to this Agreement shall be determined in accordance with GAAP.

vii. Taxes. Any withholding or other taxes that either Party or its Affiliates are required by Law to withhold or pay on behalf of the other Party, with respect to any payments to it hereunder, shall be deducted from such payments and paid to the applicable Governmental Authority contemporaneously with the remittance to the other Party; provided, however, that the withholding Party shall furnish the other Party with proper evidence of the taxes so paid. Each Party shall furnish the other Party with appropriate documents to secure application of the most favorable rate of withholding tax under applicable Law.

viii. Payment Currency. All amounts due under this Agreement shall be paid to the designated Party in United States Dollars.

For the purpose of clarity, Novartis’ audit rights under this Section 4.6(b) shall only constitute a right to audit those books and records of VCS relating to the promotion and sale of VOLTAREN®, to the extent such books and records are separable from VCS’ other books and records relating to Services hereunder.

ARTICLE V. REPRESENTATIONS OF THE PARTIES

5.1. VCS Representations

VCS represents to CLIENT that:

a. It has the requisite expertise, experience and skill to render the Services and it shall use all reasonable efforts to cause the Services to be performed in a competent, efficient and professional manner and no less favorable than the overall manner in which similar services are performed for other parties by VCS.

b. The execution, delivery and performance of this Agreement by VCS and the consummation of the transactions contemplated hereby have been duly authorized by all requisite company action; this Agreement constitutes the legal, valid and binding obligation of VCS, enforceable in accordance with its terms (except to the extent enforcement is limited by bankruptcy, insolvency, reorganization or other Laws affecting creditors’ rights generally and by general principles of equity); and this Agreement and VCS’ performance hereunder does not violate or constitute a breach under any organizational document of VCS or any contract, other form of agreement, or judgment or order to which VCS is a party or by which it is bound.

c. VCS shall adhere to and comply with, and shall cause the VCS Field Force to adhere to and comply with, all applicable Laws in carrying out its obligations under this Agreement.

d. VCS will maintain insurance with financially sound carriers in the amounts and types (with the deductibles or retentions) as set forth in Schedule C to this Agreement, as the same may be amended or modified from time to time.

5.2. Client Representations

CLIENT represents to VCS that:

a. The execution, delivery and performance of this Agreement by CLIENT and the consummation of the transactions contemplated hereby have been duly authorized by all requisite corporate action; this Agreement constitutes the legal, valid and binding obligation of CLIENT, enforceable in accordance with its terms (except to the extent enforcement is limited by bankruptcy, insolvency, reorganization or other Laws affecting creditors’ rights generally and by general principles of equity); and this Agreement and CLIENT’s performance hereunder does not violate or constitute a breach under any organizational document of CLIENT or any contract, other form of agreement, or judgment or order to which CLIENT is a party or by which it is bound.

b. CLIENT shall adhere to and comply with all applicable Laws in carrying out its obligations under this Agreement.

c. CLIENT will maintain insurance with financially sound carriers or through one or more financially sound self-insurance arrangements in the amounts and types (and with the deductibles or retentions) as set forth in Schedule C to this Agreement, as the same may be amended from time to time.

d. During the Term of this Agreement and for a period of *** (***) months thereafter (except if this Agreement is terminated by CLIENT under Section 11.1(a) or Section 11.1(b), in which case this provision shall not survive termination), CLIENT shall not (i) solicit or hire any VCS Field Force member or pay or offer to pay any VCS Field Force member any compensation or benefits (it being understood that the payments by CLIENT to VCS contemplated by this Agreement will not violate this provision), except, in each case, in connection with a Conversion; (ii) provide any contact information (including name, address, phone number or e-mail address) concerning members of the VCS Field Force to any third party providing (or proposing to provide) contract sales services and promotional services to CLIENT; or (iii) assist actively in any other way such a third party in employing or retaining members of the VCS Field Force. For the purposes of this Agreement, the term “solicit” shall not include general advertising by CLIENT for personnel not specifically directed to a VCS Field Force member.

e. CLIENT has the lawful authority necessary to market and sell the Products in all geographic regions where the Products are to be promoted under this Agreement.

f. CLIENT is solely responsible for reviewing and approving any of its product promotional materials and literature and any other materials or information provided by it to VCS and for ensuring all such materials or information comply with Laws.

ARTICLE VI. CONFIDENTIALITY AND THIRD PARTY COMMUNICATION

6.1. Confidential Information

a. During the performance of the Services contemplated by this Agreement, each Party may learn confidential, non-public, proprietary or trade secret information of the other Party or its Affiliates, including information relating to their respective research and development efforts, marketing plans and techniques, contacts and customers, business interests, technical and financial information, pricing and costing information and models, clinical data, organization and operations, business development plans (i.e., licensing, supply, acquisitions, divestitures and combined marketing), products, licenses, trademarks, patents, and other types of intellectual property, other contractual rights and interests, product specifications, product development plans and ideas, marketing plans and ideas, manufacturing information and business operations (in whatever form or media such information is contained or disclosed, “Confidential Information”). The Party disclosing Confidential Information shall be referred to as the “Disclosing Party” and the Party receiving Confidential Information shall be referred to as the “Receiving Party.”

b. The Parties shall hold in the strictest confidence any and all of the Confidential Information disclosed by one Party to the other under the terms of this Agreement. The Receiving Party shall neither use nor disclose Confidential Information for any purpose other than to effectuate the purposes of this Agreement, provided that the Receiving Party may disclose Confidential Information to those of its employees, agents, consultants, advisors, directors, officers and other representatives (collectively, “Representatives”) who have a need to know such information in order to effectuate the purposes of this Agreement, so long as such Representatives are informed of the confidentiality obligations contained herein and are bound by confidentiality obligations at least as restrictive as those contained in this Agreement.

c. Upon the written request from the Disclosing Party at the end of the Term or at the earlier termination of this Agreement, the Receiving Party shall return to the Disclosing Party all tangible forms of Confidential Information, including any and all copies and/or derivatives of Confidential Information made by the Receiving Party or its Representatives, as well as all writings, drawings, specifications, manuals or other printed or electronically stored material based on or derived from Confidential Information. Any material or media that is unable to be returned, upon the request of the Disclosing Party, must be destroyed and the destroying Party shall provide the Disclosing Party with a certificate from a Senior Officer certifying that such destruction has occurred. Notwithstanding the foregoing, the legal counsel of each Party may retain one (1) copy of Confidential Information in its confidential files solely for archival purposes.

d. The obligations set forth in this Section 6, including the obligations of confidentiality and non-use, shall be continuing and shall survive the expiration or termination of this Agreement for a period of five (5) years from the date of such expiration or termination.

e. The obligations of confidentiality and non-use set forth herein shall not apply to the following: (i) Confidential Information at or after such time that it is or becomes publicly available through no fault of the Receiving Party; (ii) Confidential Information that is already independently known to the Receiving Party as shown by prior written records; (iii) Confidential Information at or after such time that it is disclosed to the Receiving Party by a third party not subject to any confidentiality obligation; (iv) Confidential Information required to be disclosed pursuant to judicial process, court order or administrative request, provided that the Receiving Party shall use commercially reasonable efforts to notify the Disclosing Party sufficiently prior to disclosing such Confidential Information as to permit the Disclosing Party to seek a protective order and provided further that if such protective order cannot be obtained, the Receiving Party shall assist the Disclosing Party in limiting the disclosure of such Confidential Information, except to the extent necessary to comply with such judicial process, court order or administrative request.

f. All Confidential Information disclosed by or on behalf of the Disclosing Party shall be and shall remain the property of the Disclosing Party. The Receiving Party will not be deemed to have been granted any right, including, without limitation, a license, copyright or similar right, with respect to any of the Confidential Information.

6.2. Use of Names.

Subject to each Party’s disclosure obligations under applicable law, including the Securities and Exchange Act of 1934, as amended, for which consent of the other Party to submit shall not be required, neither Party shall make a public announcement regarding the Detailing or promotion activities or use the name of the other in any public announcement, press release or other public document without the written consent of such other Party. Each Party shall provide the other with the proposed submission to be made to the United States Securities and Exchange Commission, in order to allow the other Party a reasonable opportunity to request confidential treatment with respect to certain confidential or proprietary information contained herein. Each Party shall further provide the other Party with the proposed text of a public announcement for review and approval, which approval shall not be unreasonably withheld. Notwithstanding the above, either Party may, with the consent of the other Party, list the name of the other Party in a non-descriptive fashion in a list of the names of other, similarly situated third parties that such Party does business with in connection with its general marketing materials.

6.3. Intentionally omitted.

6.4. Third Party Communications.

a. VCS shall communicate to CLIENT and, to the extent specified below, Novartis, all comments, complaints, requests and inquiries received from the medical profession, Governmental Authorities or other third parties relating to a Product. All responses to such communications shall be handled solely by CLIENT, and VCS shall cooperate with and assist CLIENT to the extent deemed necessary by CLIENT to respond fully to such communications. Product complaint reports received by VCS which are not deemed to be an Adverse Event shall (i) with respect to VOLTAREN®, be reported by VCS to Novartis (at Novartis Consumer Health, Inc., 200 Kimball Drive, Parsippany, NJ 07054-0622), with a copy to CLIENT, and (ii) with respect to any other Product, be reported by VCS to CLIENT (at Endo Pharmaceuticals, 100 Endo Blvd., Chadds Ford, PA 19317), in each case within fifteen (15) days of receipt by VCS. VCS shall promptly forward to CLIENT any information, including, but not limited to, initial and follow up reports, that becomes known to VCS from any source in any form relating to any Adverse Event or any Adverse Event with an associated product quality complaint for any Product as soon as it becomes available, but in any event within twenty-four (24) hours of becoming aware of such information, by transmitting it to the Endo Triage Line at 1-800-462-3636. VCS shall also (i) in the case of VOLTAREN®, notify Novartis, with a copy to CLIENT, and (ii) in the case of any other

Product, notify CLIENT, of any communication received from any Governmental Authority relating to any Adverse Event or other safety issue for any Product, within twenty-four (24) hours of receiving such communication, by transmitting it to the Endo Triage Line at 1-800-462-3636 and by transmitting any written communication documentation and a written synopsis of any oral communication to Novartis’ Global Head, Drug Safety and Pharmacovigilance (to the extent relating to VOLTAREN®) or Endo’s Pharmacovigilance Group, as applicable. VCS shall provide to Novartis and CLIENT all reasonable assistance and take all actions reasonably requested by Novartis and CLIENT (at CLIENT’s cost) that are necessary to enable Novartis and CLIENT to comply with any Law applicable to the Products and any conditions or obligations relating to any approval. Such assistance and actions will include compliance with the terms of any Pharmacovigilance Agreement entered into by and between CLIENT and Novartis (a copy of which shall be provided by CLIENT to VCS) to the extent that the terms of such agreement supersede the applicable terms of the Novartis Agreement.

b. CLIENT shall reimburse VCS for all reasonable actual out-of-pocket expenses incurred by VCS in connection with responses to subpoenas and other similar legal orders issued to VCS in respect to the Services performed under this Agreement. However, CLIENT shall have no obligation to reimburse VCS for any such expenses (and to the extent paid by CLIENT to VCS, shall be repaid by VCS to CLIENT upon demand) arising out of, in connection with or otherwise relating to actions or omissions of VCS or its employees, officers, directors and/or affiliates that violate this Agreement or applicable Law.

c. CLIENT shall provide VCS with a written policy setting forth all of VCS’ responsibilities and obligations with respect to third party communications, Adverse Events and compliance with any Pharmacovigilance Agreement (as set forth in this Section 6.4). CLIENT shall be solely responsible for securing Novartis’ consent to utilize its Customer Relationship Center and for authorizing VCS’ personnel to contact Novartis as set forth in this Section 6.4 and as shall be provided in the aforementioned written policy. CLIENT shall train VCS’ Personnel regarding compliance with such policy and any modifications or changes to such policy shall be communicated by CLIENT to VCS (in writing). Any additional cost incurred by VCS in connection with complying with a modified or changed policy and additional costs incurred by VCS for training its personnel concerning such modified or changed policy, shall be borne by CLIENT.

ARTICLE VII. INDEPENDENT CONTRACTOR

VCS and its Affiliates, directors, officers and the Persons providing Services under this Agreement are at all times independent contractors with respect to CLIENT. Persons provided by VCS to perform Services shall not, for any purpose, be deemed employees of CLIENT. Except as may otherwise be provided herein, CLIENT shall not be responsible for VCS’ acts or the acts of its Affiliates, officers, agents or employees while performing the Services, whether on CLIENT’s premises or elsewhere. Neither Party shall have any responsibility for the hiring, termination, compensation, benefits or other terms or conditions of employment of the other Party’s employees. VCS is, and at all times shall remain, solely responsible for the human resource and performance management functions of all members of the VCS Field Force. VCS shall be solely responsible and liable for all disciplinary, probationary and termination actions taken by it, and for the formulation, content and dissemination of all employment policies and rules (including written disciplinary, probationary and termination policies) applicable to its employees, agents and contractors. VCS shall obtain and maintain worker’s compensation insurance and other insurances required for members of the VCS Field Force. VCS acknowledges that CLIENT does not, and shall not obtain or maintain such insurances, all of which shall be VCS’ sole responsibility. VCS acknowledges and agrees that members of the VCS Field Force are not, and are not intended to be nor shall they be treated as, employees of CLIENT and that no such individual is, or is intended to be, eligible to participate in any benefits programs or in any CLIENT “employee benefit plans” (as defined in Section 3(3) of ERISA). VCS will cause all of the VCS Field Force members to execute and will retain on file an agreement, substantially in the form set forth in VCS’ employee handbook provided to CLIENT, containing an acknowledgement that such VCS employee does not have any rights to or claims of employee status or benefits from or against customers of VCS, such as CLIENT, for whom such person provide services on behalf of VCS.

ARTICLE VIII. OWNERSHIP OF PROPERTY AND DEVELOPMENTS

8.1. Use of Trademarks in Promotion of the Products

a. VOLTAREN® shall be promoted by VCS and the VCS Field Force under the VOLTAREN® trademark, U.S. Registration No. 960282, the Man and Path design trademark, U.S. Trademark Application No. 77/258978, the JOY OF MOVEMENT TM, U.S. Trademark Application No. 77/053235, and any accompanying logos, trade dress and/or indicia of origin, including applicable branding, color, palette, typeface, tagline and icon all of which have been licensed by CLIENT pursuant to the Novartis Agreement and shall remain the sole property of Novartis.

b. LIDODERM® shall be promoted by VCS and the VCS Field Force under the LIDODERM® trademarks, U.S. Registration Nos. 1597110 and 2870973, the LIDODERM® design trademark, U.S. Trademark No. 2853072, and any accompanying logos, trade dress and/or indicia of origin, including applicable branding, color, palette, typeface, tagline and icon, all of which shall remain the sole property of CLIENT.

c. FROVA® shall be promoted by VCS and the VCS Field Force under the FROVA® trademark, U.S. Registration No. 2828476, the FROVA® design trademark, U.S. Trademark No. 3281355, and any accompanying logos, trade dress and/or indicia of origin, including applicable branding, color, palette, typeface, tagline and icon, all of which shall remain the sole property of CLIENT.

d. OPANA® ER shall be promoted by VCS and the VCS Field Force under the OPANA® Trademarks, U.S. Trademark Registration Nos. 3553676, 3585918, 3252736, and 3060635, and any accompanying logos, trade dress and/or indicia of origin, including applicable branding, color, palette, typeface, tagline and icon, all of which shall remain the sole property of CLIENT.

e. This Agreement does not constitute a grant to VCS of any property right or interest in the Products or the trademarks owned by or licensed to CLIENT or any Affiliate of CLIENT and/or any other intellectual property rights that CLIENT owns now or in the future. VCS recognizes the validity of and title of CLIENT to all of CLIENT’s owned or licensed trademarks, trade names and trade dress in any country in connection with the Products, whether registered or not. To CLIENT’s knowledge, neither the trademarks, trade names and trade dress to be used in the promotion of the Products as referred to in this Section 8.1 nor the promotion of the Products by VCS infringes on any intellectual property right of any other Person.

8.2. Ownership of Materials

Except as otherwise specifically provided in Schedule A-1A attached to this Agreement, all developments, materials and documents supplied by VCS to CLIENT during the Term of this Agreement that relate to the Services shall be the sole and exclusive property of CLIENT. Each Party shall hold all such property and developments confidential in accordance with Article VI of this Agreement.

ARTICLE IX. SALE OF COMPETING PRODUCT; EMPLOYMENT OF VCS FIELD FORCE AFTER TERMINATION

9.1. Sale of Competing Product

During the Term of this Agreement, no VCS Field Force member shall market, sell or accept orders for the sale of a Competing Product in the Territory. Such restrictions for those VCS Sales Representatives and District Managers who remain employed by VCS following the end of the Term, ***. For the purpose of clarification, CLIENT understands and agrees that the restrictions set forth in this Section 9.1 shall no longer apply once a person ceases to be employed by VCS.

9.2. Employment or Retention by CLIENT

a. In contemplation of any termination of this Agreement in accordance with Article XI, VCS shall negotiate with CLIENT with respect to the terms governing the hiring of all or any of the VCS Sales Representatives or District Managers or the transfer of such members to CLIENT’s internal sales force (each, a “Conversion”). In no event shall CLIENT have any liability or obligation of any nature for or with respect to any member of the VCS Field Force that CLIENT hires prior to the date of such hire. In no event shall VCS have any liability or obligation of any nature for or with respect to any member of the VCS Field Force that CLIENT hires following the date of such hire by CLIENT, except for any liabilities or obligations of VCS that may have arisen or been incurred prior to the date of such hire by CLIENT. Except with respect to periods prior to the effective date of such VCS Field Force member’s employment by CLIENT, VCS shall not have any liability or obligation of any nature for or with respect to any member of the VCS Field Force that CLIENT hires following the effective date of such hire. VCS and CLIENT hereby agree that CLIENT shall pay VCS a fee equal to $*** for every Sales Representative and $*** for every District Manager transferred from the VCS Field Force to CLIENT’s internal sales force pursuant to this Section 9.2.

b. CLIENT understands and acknowledges that VCS cannot guaranty that any VCS Sales Representatives or District Manager will agree to participate in a Conversion.

c. In the event CLIENT implements a Conversion, the Parties agree that any and all VCS training materials made available by VCS to the VCS Sales Representatives will be immediately returned to VCS, it being understood and agreed that the VCS proprietary training modules constitutes valuable and proprietary information of VCS and are subject to the confidentiality obligations set forth in Article VI above. Within five (5) days of implementing a Conversion, CLIENT shall return to VCS any originals and copies of the VCS proprietary training modules which had been in possession of the converted VCS Sales Representatives.

d. In the event CLIENT conducts a Conversion (and the converted VCS Sales Representative had been provided with use of a fleet automobile leased, rented or owned by VCS and CLIENT wishes to commence an arrangement with the fleet vendor to assume such cars (and all associated costs and liabilities) under CLIENT’s name, the converted VCS Sales Representative may only continue to have access to such automobile following the Conversion if CLIENT either: (i) registers the fleet automobile under its name; or (ii) ensures that VCS remains named as an additional insured under CLIENT’s automobile insurance policies until such time as the vehicle is registered in CLIENT’s name (which shall occur no later than three (3) months following the Conversion). The Parties understand and agree that it is solely CLIENT’s obligation to ensure one of the above actions is taken and CLIENT shall be responsible for indemnifying, defending and holding VCS harmless for all damages resulting from CLIENT’s failure to take such action. The Parties further agree that on the effective date of the Conversion, CLIENT shall destroy the VCS insurance card(s) in the fleet vehicle(s) of the converted VCS Sales Representative.

ARTICLE X. INDEMNIFICATION

10.1. Indemnification by VCS

VCS shall indemnify and hold CLIENT, its Affiliates, officers, directors, agents, representatives and employees (collectively, “CLIENT Representatives”) harmless from and defend against any and all liabilities, losses, proceedings, actions, damages, claims or expenses of any kind, including costs and reasonable attorneys’ fees (collectively, “Losses”), in respect to a claim brought against any Client Representative by a Person other than VCS which results or arises from or is caused by (i) any negligent or willful acts or omissions by VCS or any of its Affiliates, officers, directors, employees, agents or representatives (collectively, “VCS Representatives”) in connection with the Services, (ii) any acts or omissions by any VCS Representatives outside the scope of this Agreement, (iii) any breach of this Agreement by VCS or any VCS Representative in connection with the representations, duties and obligations of VCS under this Agreement, (iv) any claim that any member of the VCS Field Force is an employee of CLIENT; and (v) any employment-related claim, liability or obligation to any member of the VCS Field Force arising out of or in connection with the activities contemplated by this Agreement or the Services provided hereunder. The indemnity obligation set forth in this Section 10.1 shall not apply to the extent CLIENT has an obligation to indemnify VCS in respect to such matter under Section 10.2.

10.2. Indemnification by CLIENT

CLIENT shall indemnify and hold VCS Representatives harmless from and defend against any and all Losses in respect to a claim brought against any VCS Representative by a Person other than CLIENT which results or arises from or is caused by (i) any negligent or willful acts or omissions by the CLIENT Representatives in connection with CLIENT’s program of selling and marketing its Products set forth in this Agreement; (ii) any acts or omissions by any CLIENT Representative outside the scope of this Agreement; (iii) any breach of this Agreement by any CLIENT Representatives in connection with the representations, duties and obligations of CLIENT under this Agreement (including any intentional wrongful acts or illegal acts of any CLIENT Representative in respect of any VCS Field Force member); (iv) products liability claims relating to any Product, whether arising out of warranty, negligence, strict liability (including manufacturing, design, warning or instruction claims) or any other product based statutory claim, and (v) any allegation that the trademarks, trade names and trade dress referred to in Section 8.1 used in the promotion of the Products or use of the name “ENDO” in performing Services hereunder infringes any intellectual property rights of any other Person. The indemnity obligation set forth in this Section 10.2 shall not apply to the extent VCS has an obligation to indemnify CLIENT in respect to such matter under Section 10.1.

10.3. Indemnification Process

Any indemnification available hereunder shall be dependent upon the party seeking indemnification providing prompt notice to the indemnitor of any claim or lawsuit by a third party giving rise to an indemnification obligation; provided, however, that failure to comply with this notice requirement shall not reduce the indemnitor’s indemnification obligation except to the extent that the indemnitor is prejudiced as a result thereof. Except in connection with any claim based on actual or alleged violation of Law, the indemnitor shall have exclusive control over the handling of the claim or lawsuit by a third party, and the indemnitee shall provide reasonable assistance to the indemnitor in defending such claim or lawsuit. The indemnitor shall keep indemnitee regularly apprised of the status of such claim or lawsuit by a third party and shall not settle such claim or lawsuit without first obtaining the written consent of the indemnitee.

ARTICLE XI. TERMINATION

11.1. Termination by Either Party

a. Either Party may terminate this Agreement in the event of a material breach by the other Party, which breach is not cured within *** (***) days following written notice thereof by the non-breaching Party.

b. Either Party may terminate this Agreement if the other Party has become insolvent or has been dissolved or liquidated, filed or has filed against it, a petition in bankruptcy and such petition is not dismissed within *** (***) days of the filing; makes a general assignment for the benefit of creditors; or has a receiver appointed for all or substantially all of its assets.

11.2. Termination by CLIENT and VCS

a. CLIENT may terminate this Agreement upon thirty (30) days’ prior written notice if the FDA causes the withdrawal from the market of any Product, approves any topical NSAID OTC Product, restricts the use of any Product other than VOLTAREN®, or restricts the use of VOLTAREN® in the Field or any other indication approved by the FDA and for which CLIENT is authorized to commercialize VOLTAREN® under the Novartis Agreement, or there is an imposition of restrictive federal and/or state price controls such that an obvious and substantial loss of sales for any Product would result.

b. CLIENT may terminate this Agreement in its sole discretion at any time after the first anniversary of the Effective Date upon sixty (60) days’ prior written notice to VCS.

c. CLIENT may terminate this Agreement in its sole discretion upon thirty (30) days’ prior written notice at any time after the FDA approves a freely substitutable generic of any Product.

d. CLIENT may terminate this Agreement upon ninety (90) days’ written notice if the VCS Field Force fails to meet the required minimum PDEs per calendar quarter as set forth in Section 3.2(a) for two (2) calendar quarters out of any four (4) consecutive calendar quarters.

e. VCS may terminate this Agreement if payment to VCS by CLIENT is not made when due and such payment is not made within ten (10) days from the date of receipt by CLIENT of written notice from VCS advising of such nonpayment.

11.3. Return of Materials. Upon the termination or expiration of this Agreement, VCS shall, at CLIENT’s expense, promptly return to CLIENT all Information Technology, Product samples, promotional and training materials, and any other documents, materials or written information relating to any Product. In addition, upon the removal of any member of the VCS Field Force from providing Services pursuant to this Agreement, VCS shall return all Information Technology associated with such member to CLIENT.

11.4. Effect of Termination.

a. Upon the effective date of termination or expiration of this Agreement, the Parties shall have no further obligation to each other (other than those set forth in Articles VI, VII, VIII, IX, X and XI), except that CLIENT shall: (a) pay the amount of any amounts due under Section 4.1 of this Agreement for Services actually performed by VCS through the date such termination or expiration is effective; and (b) pay any reimbursement amount due under Section 4.3 of this Agreement for Client Pass-through Expenses actually incurred and related to the performance of Services through the date such termination or expiration is effective.

b. In the case of termination of this Agreement by CLIENT (except for termination by CLIENT pursuant to Section 11.1 above, or at the end of Term, or in the event CLIENT conducts a Conversion (as set forth in Section 9.2 above):

(i) With regard to each Leased Vehicle having an open-ended lease arrangement and any vehicle having an open-ended lease arrangement that is supplied by VCS as a replacement of a Leased Vehicle (each an “Open Ended Lease Vehicle”): CLIENT shall (in addition to all other payment obligations under this Agreement) promptly pay (or if paid by VCS, promptly reimburse) VCS for the amount due any lessor or rental agent of the Open Ended Leased Vehicle for any early termination of the applicable lease or rental agreement. In addition, CLIENT may elect to either: (A) transfer the Open Ended Leased Vehicle to CLIENT and CLIENT shall assume the responsibility for all further payments due in connection with such lease (including all costs associated with the transfer), or (B) pay VCS the net loss to VCS on such Open Ended Leased Vehicle determined by the difference between the net book value of such Open Ended Leased Vehicle and the actual net price received by VCS for the disposal of such Open Ended Leased Vehicle, plus any amounts due from VCS in connection with the lease or rental termination and costs associated with the storage and disposal of said Open Ended Leased Vehicle. Any proposed transfer of an Open Ended Leased Vehicle to CLIENT shall be subject to CLIENT establishing its own relationship and credit with the entity that VCS contracted with to lease or rent such Open Ended Leased Vehicle;

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(ii) Any vehicle having a closed-end lease arrangement that is supplied by VCS as a replacement for a Leased Vehicle or an Assigned Vehicle, CLIENT shall pay all remaining lease payments and related costs for the original term of the lease. CLIENT shall pay all fees associated with excess mileage at the time of termination; and

(iii) With regard to the Assigned Vehicles, CLIENT may elect in its sole discretion to either (A) have the Assigned Vehicles transferred back to CLIENT (subject to the last sentence of this Section 11.4(b)(iii)), in which case CLIENT shall assume the responsibility for all further payments due (including costs associated with the transfer) and VCS shall ensure, at its sole cost and expense, that such Assigned Vehicles have no preexisting internal or external physical damage (including, but not limited to, window damage), reasonable wear and tear excepted, at the time each Assigned Vehicle is transferred back to CLIENT, or (B) pay for the amount due any lessor or rental agent for any early termination of the lease or rental agreements covering the Assigned Vehicles. Any proposed transfer of the Assigned Vehicles to CLIENT shall be subject to CLIENT establishing its own relationship and credit with the lessor of the Assigned Vehicles.

ARTICLE XII. MISCELLANEOUS

12.1. Assignment

Neither VCS nor CLIENT may assign this Agreement or any of its rights, duties or obligations hereunder without the other Party’s prior written consent; provided, however, that (a) to the extent this Agreement relates to VOLTAREN®, this Agreement shall be assignable by CLIENT to Novartis upon the expiration or termination of the Novartis Agreement and, thereupon, Novartis shall be entitled to enforce the terms of this Agreement relating to VOLTAREN® against VCS; and (b) CLIENT may assign this Agreement (i) to any Affiliate of CLIENT or (ii) to any other Person who acquires all or substantially all of the business of CLIENT by merger, sale of assets or otherwise, provided that the Affiliate or acquiring Person affirmatively assumes and agrees in writing to perform and comply with all of the obligations of CLIENT under this Agreement as they apply to CLIENT and its Affiliates, and in the case of (ii) only, provides a copy thereof to VCS upon consummation of such transaction. In addition, VCS may assign this Agreement to any Person who acquires all or substantially all of the business of VCS by merger, sale of assets or otherwise, provided that the acquiring Person affirmatively assumes and agrees in writing to perform and comply with all of the obligations of VCS under this Agreement as they apply to VCS and provides a copy thereof to CLIENT upon consummation of such transaction. VCS shall remain liable hereunder notwithstanding such assignment. Except as otherwise provided in this Agreement, VCS shall not be permitted to subcontract its rights, duties or obligations under this Agreement. Any attempted assignment or subcontracting in violation hereof shall be void.

12.2. Merger

This Agreement supersedes all prior arrangements and understandings between the Parties related to the subject matter of this Agreement. This Agreement, including all schedules, attachments and exhibits, contain all of the terms and conditions of this Agreement between the

Parties and constitutes the complete understanding of the Parties with respect to the subject matter hereof.

12.3. Force Majeure

Noncompliance with the obligations of this Agreement by either Party due to events beyond the control of such Party, such as the Laws of any Government Authority hereafter adopted or modified, war, civil commotion, destruction of facilities and materials, fire, flood, earthquake or storm, labor disturbances, shortage of materials, failure of public utilities or common carriers, and any other causes beyond the reasonable control of the applicable Party, shall not constitute a breach of this Agreement.

12.4. Severability

In the event that any part of this Agreement is declared by any court or other judicial or administrative body to be null, void or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Agreement shall remain in full force and effect only if, after excluding the portion deemed to be unenforceable, the remaining terms shall provide for the consummation of the transactions contemplated hereby in substantially the same manner as originally set forth at the later of the date this Agreement was executed or last amended.

12.5. Amendment

Except with regard to [(a) CLIENT’s right to *** and the consequences thereof pursuant to] Section 3.2(b) and (b) CLIENT’s right to extend the Term pursuant to Article II, no modification, waiver or extension of or release from any provision of this Agreement (including the Schedules attached to this Agreement) shall be effected unless the same shall be in writing signed by both Parties.

12.6. Governing Law

This Agreement shall be construed in accordance with the laws of the Commonwealth of Pennsylvania without regard to the conflict of laws provisions thereof.

12.7. Dispute Resolution

In the event of any dispute under this Agreement, the Parties shall refer such dispute to the Senior Officers for attempted resolution by good faith negotiations within thirty (30) days after such referral is made. If the Senior Officers are unable to resolve the dispute within the time allotted, either Party may proceed as set forth below.

a. Alternative Dispute Resolution. Any dispute, controversy or claim arising out of or relating to this Agreement shall be settled by mediation and arbitration in the manner described below:

b. Mediation. The Senior Officers shall select a mediator with appropriate expertise in the subject matter to which the dispute relates, who will be engaged to resolve the dispute. If the Senior Officers cannot agree on a mediator within fifteen (15) days, each Party may seek appropriate resolution through arbitration as described below. If the Parties are unable to resolve their dispute through mediation within ninety (90) days after selection of the mediator(s), either Party may seek appropriate resolution through arbitration as described below.

c. Arbitration. Any dispute, controversy or claim arising out of or relating to this Agreement which is not resolved by mediation, including disputes relating to alleged breach or to termination of this Agreement, shall be settled by binding arbitration (“Arbitration”) as follows:

i. If a Party intends to begin an Arbitration to resolve a dispute, such Party shall provide written notice (the “Arbitration Request”) to the other Party informing such other Party of such intention and the issues to be resolved. From the date of the Arbitration Request and until such time as any matter has been finally settled by Arbitration, the running of the time periods contained in Article XI as to which Party must cure a breach of this Agreement shall be suspended as to the subject matter of the dispute. Within ten (10) Business Days after the receipt of the Arbitration Request, the other Party may, by written notice to the Party initiating Arbitration, add additional issues to be resolved.

d. Procedure. The Arbitration shall be conducted pursuant to the then-current JAMS/ENDISPUTE Rules (streamlined for disputes involving $*** or less and comprehensive for disputes involving more than $***). Notwithstanding those rules, the following provisions shall apply to the ADR hereunder:

i. Arbitrator. In the event that the dispute at issue involves an amount less than $***, the Arbitration shall be conducted by one (1) arbitrator (the “Threshold 1 Arbitrator”). In the event, however, that the dispute at issue involves an amount greater than $***, the Arbitration shall be conducted by a panel of three (3) arbitrators (collectively, with the Threshold 1 Arbitrator, the “Arbitrators”). The Arbitrator(s) shall be selected from a pool of retired independent federal judges to be presented to the Parties by JAMS/ENDISPUTE. Neither Party shall engage in ex parte contact with the Arbitrator(s).

ii. Proceedings. The Arbitrator(s) shall render a written opinion setting forth findings of fact and conclusions of law with the reason therefor stated. A transcript of the evidence adduced at the hearing shall be made and, upon request, shall be made available to each Party. The Arbitrator(s) shall, in rendering his decision, apply the substantive law set forth in Section 12.6, except that the interpretation of and enforcement of this Section 12.7 shall be governed by the Federal Arbitration Act. The Arbitrator(s) shall apply the Federal Rules of Evidence to the hearing. The proceeding shall take place in Philadelphia, Pennsylvania and shall be conducted in such a manner so that the written opinion of the Arbitrator(s) is given within one hundred eighty (180) days after the Arbitrator(s) is selected. The fees of the Arbitrator(s) and JAMS/ENDISPUTE shall be paid by the losing Party, which shall be designated by the Arbitrator(s). If the Arbitrator(s) is unable to designate a losing Party, it shall so state and the fees shall be split equally between the Parties.

iii. Award. The Arbitrator(s) is empowered to award any remedy allowed by Law, including money damages, prejudgment interest and attorneys’ fees,

and to grant final, complete, interim, or interlocutory relief, including injunctive relief.

iv. Costs. Except as set forth in Sections 12.7(d)(ii) and (iii) above, each Party shall bear its own legal fees and costs.

e. Confidentiality. The ADR proceeding shall be confidential and the Arbitrator(s) shall issue appropriate protective orders to safeguard each Party’s Confidential Information. Except as required by Law, no Party shall make (or instruct the Arbitrator(s) to make) any public announcement with respect to the proceedings or decision of the Arbitrator(s) without prior written consent of each other Party. The existence of any dispute submitted to ADR, and the award, shall be kept in confidence by the Parties and the Arbitrator(s), except as required in connection with the enforcement of such award or as otherwise required by applicable law.

f. Judgment; Equitable Remedies. Any court having jurisdiction of this matter may enter judgment upon any award granted under this Section 12.7. Each Party has the right before or during the arbitration to seek and obtain from the appropriate court equitable remedies as provided in Section 12.8.

g. Language. All pleadings, complaints and other documents filed or presented in connection with, and all proceedings in, any dispute resolution proceeding described in this Section 12.7 must be in the English language.

12.8. Injunctive Relief

Money damages may not be a sufficient remedy for breach of this Agreement and the Party that is not in breach shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach without proof of actual damages. In such event, the breaching Party is deemed to waive any requirement for security or posting of any bond in connection with such remedy. Such remedy shall not be deemed to be the exclusive remedy for breach of this Agreement but shall be in addition to all other remedies available at Law or in equity to the non-breaching Party.

12.9. Waiver of Jury Trial

EACH PARTY HERETO WAIVES ITS RIGHT TO TRIAL OF ANY ISSUE BY JURY.

12.10. Third Party Beneficiaries

Except with respect to Novartis pursuant to the provisions of this Agreement that are expressly intended for its benefit, and except as specifically provided in Article X, no other provision of this Agreement is intended to or shall confer upon any third party any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

12.11. Limitation of Liability

IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR LOST PROFITS OR FOR ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, HOWEVER CAUSED, ON ANY THEORY OF LIABILITY AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH

DAMAGES, ARISING UNDER ANY CAUSE OF ACTION AND ARISING IN ANY WAY OUT OF THIS AGREEMENT. THE FOREGOING LIMITATION WILL NOT LIMIT EITHER PARTY’S INDEMNIFICATION OBLIGATIONS TO THE OTHER PARTY UNDER ARTICLE X TO THE EXTENT ARISING OUT OF CLAIMS BY THIRD PARTIES.

12.12. Construction

Unless the context of this Agreement otherwise requires: (a) words of any gender include each other gender; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms “hereof,” “herein,” “hereby” and derivative or similar words refer to this entire Agreement; (d) the terms “Article,” “Section,” or “Schedule” refer to the specified Article, Section or Schedule of this Agreement; (e) the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”; and (f) the term “including” or “includes” means “including without limitation” or “includes without limitation.”

12.13. Counterparts

This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall constitute one and the same document. Facsimile signatures and counterparts shall be treated as originals.

12.14. Notices

Any notices required or permitted under this Agreement shall be given in person or sent by first class, certified mail or by facsimile transmission, by overnight courier or by hand delivery to:

VCS:

Ventiv Commercial Services, LLC

Vantage Court North

500 Atrium Drive

Somerset, New Jersey 08873

Attention: Paul Mignon, President, Selling Solutions

Fax #: 732-537-4912

with a copy to:

David S. Blatteis, Esq.

Norris, McLaughlin & Marcus, P.A.

721 Route 202-206

P.O. Box 5933

Bridgewater, NJ 08807-5933

Fax #: (908) 722-0755

CLIENT:

ENDO Pharmaceuticals Inc.

100 Endo Boulevard

Chadds Ford, PA 19317

Attention: Chief Legal Officer

FAX (610) 558-9684

or to such other address or to such other person as may be designated by written notice given from time to time during the Term of this Agreement by one Party to the other. Notice shall be deemed to have been given immediately in the case of notice delivered by facsimile transmission (if transmission is confirmed) or by hand delivery. Notices shall be deemed given on the next Business Day in the case of notice sent by overnight courier. Notices shall be deemed given five (5) Business Days after sent by mail.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

VENTIV COMMERCIAL SERVICES, LLC

By:	/s/ Paul Mignon
	Name:	Paul Mignon
	Title:	President, Selling Solutions

ENDO PHARMACEUTICALS INC.

By:	/s/ David Holveck
	Name:	David Holveck
	Title:	President and CEO

[Signature page to Sales Representative Services Agreement.]

LIST OF SCHEDULES

SCHEDULE	SCHEDULE SUBJECT MATTER

A-1	Detailing to Targets

A-1A	Products

A-1C	Preferred Hiring Profile

A-1D	New Hire Information Package

A-1E	Meetings Included in Agreement

A-1F	VCS Field Force Information Report

A-2	Sampling of Products to Targets

B	Compensation-Fees Payable to VCS

B-Y	Budget

C	Insurance Requirements

D	Lease Assignment and Assumption Agreements

SCHEDULE A-1

DETAILING TO TARGETS

VCS will provide individuals to serve as Sales Representatives to make Calls pursuant to the Call Plan on Target Prescribers.

ESTABLISHMENT OF SALES FORCES

VCS will provide a sales force consisting of Sales Representatives, District Managers, Project Managers, and National Sales Director as provided in this Agreement, which shall be known as the VCS Field Force and shall Call Target Prescribers.

HIRE STATUS AND WORK SCHEDULE

All of the VCS Sales Representatives will be VCS employees. The weekly work schedule for these full-time VCS Sales Representatives will be forty (40) hours per week and each Sales Representative must be present in his or her Territory from 8:00 AM (local time) to 5:00 PM (local time), Monday through Friday. The work schedule of a Sales Representative may also include occasional work scheduled on weekends and evenings to attend meetings or conventions and, when warranted, this time will be in addition to the weekly work schedule set forth above. Attendance at all district and national meetings and all nightly or weekend promotional dinners or events is mandatory.

VCS will provide VCS Sales Representatives as a dedicated field force. As Sales Representatives in a dedicated field force, the VCS Sales Representatives may not Detail any products of any Person other than CLIENT.

CALLS AND TARGETS

Detailing. Each Sales Representative shall conduct face-to-face one-on-one discussions with Target Prescribers during which a promotional message involving the Products is given for the purpose of promoting the Products to such Target Prescribers in accordance with this Agreement (each such discussion being a “Detail” and the holding of such meetings being “Detailing”). For the avoidance of doubt, (i) a reminder presentation or a sample drop shall not constitute a Detail, a Primary Detail or a Secondary Detail; and (ii) presentations to groups, medical conventions or institutions shall not constitute a Detail, a Primary Detail or a Secondary Detail.

VCS shall cause the Sales Representatives to conduct Calls against *** as set forth in this Agreement.

Generally, a VCS Sales Representative is expected to use the Product Literature (and only the Product Literature) when making a Call and to leave one or more copies of the Product Literature and full prescribing information with the Target Prescriber as part of the Call. VCS shall require each VCS Sales Representative to accurately record information concerning each Call and concerning the profile of each Target Prescriber on whom the VCS Sales Representative Calls. Such recorded information shall be deemed to be the property of CLIENT.

MANAGER HIRE STATUS

VCS will also provide the number of full-time District Managers and Project Managers as specified in this Agreement. All of the managers to be provided will be VCS employees. The District Managers, Project Manager and VCS’ National Sales Director will be dedicated to the VCS Field Force.

As dedicated managers, the VCS managers may not manage persons other than the VCS Field Force.

ALIGNMENTS

The configurations of the sales districts and of the Territories within each district to be serviced by the VCS Field Force have been or will be provided to VCS; will be maintained by VCS at its offices; and may be amended or reconfigured from time to time only upon prior written approval of CLIENT.

HIRING PROFILE

In selecting the Sales Representatives, District Managers, Project Manager and its National Sales Director, VCS will use the preferred hiring profile approved by CLIENT as set forth in Schedule A-1C to this Agreement, as the same may be amended from time to time with the prior written approval of CLIENT. VCS will take reasonable steps to confirm the accuracy of information concerning background and experience received from applicants for positions as Sales Representatives, District Managers, Project Manager and VCS National Sales Director. VCS will review all potential hires with CLIENT and take into consideration all of CLIENT’s recommendations. VCS will be solely responsible for all hiring decisions. VCS will ensure that each Sales Representative, District Manager, Project Manager and VCS National Sales Director receives the appropriate new-hire information package set forth in Schedule A-1D to this Agreement, as the same may be amended from time to time with the prior written approval of CLIENT.

TRAINING

VCS will cause each new Sales Representative, District Manager, Project Manager and VCS National Sales Director to participate in appropriate training (both at-home study and class time). CLIENT and VCS shall collaborate on the scheduling of training for any new hires in the VCS Field Force. If there is a vacancy in the VCS Field Force, VCS shall use commercially reasonable efforts to ensure that the vacancy is filled in a timely fashion so as to complete all required training as soon as possible after hiring. CLIENT will cooperate in providing training aids and personnel useful in the conduct of training. The training responsibilities of the parties are set forth in the following table, which may be amended from time to time upon mutual agreement of the parties:

Initial Training		Training Post October 1st
VCS employee specific training, e.g., HR policies, expense mgmt, etc	VCS	VCS employee specific training, e.g., HR policies, expense mgmt, etc	VCS

Fleet	VCS	Fleet	VCS

Initial Training		Training Post October 1st
Health Care Compliance	VCS	Health Care Compliance	VCS

PDMA/Sample Accountability	VCS	PDMA/Sample Accountability	VCS

Adverse Event and Reporting	VCS	Adverse Event and Reporting	VCS

Medical Information Requests	CLIENT	Medical Information Requests	VCS

Product and Disease Training	CLIENT	Product and Disease Training	CLIENT

Marketing and Sales Strategy, General Selling Skills	CLIENT	Marketing and Sales Strategy, General Selling Skills	CLIENT

Sales Force Automation tool & other applicable applications and functions	CLIENT	Sales Force Automation tool & other applicable applications and functions	VCS

VCS and/or CLIENT will be responsible for the creation of all training materials and for the content of all training set forth in the “Initial Training” section above.

MEETINGS

The Services provided under this Agreement include the training and sales meeting activities of the Sales Representatives, District Managers, Project Manager, and National Sales Director listed in Schedule A-1E to this Agreement, as the same may be amended from time to time with the prior written approval of CLIENT.

STRATEGIC DIRECTION AND MANAGEMENT OF THE FIELD FORCE

CLIENT, through its regional business directors, will provide strategic direction to the VCS Field Force through the District Managers. In this way, CLIENT shall retain sole responsibility for the formulation and implementation of CLIENT’s marketing and sales strategies. CLIENT shall not, however, have any employment supervisory authority over the VCS Field Force. CLIENT is solely responsible for acts or omissions of its employees.

PERFORMANCE

In the event that CLIENT reasonably believes that a Sales Representative, District Manager, Project Manager or National Sales Director has violated any applicable Law or policy, CLIENT shall so notify VCS and VCS shall, subject to applicable Law, immediately remove such person from providing Services to CLIENT under this Agreement.

In the event CLIENT believes that a Sales Representative, District Manager, Project Manager or National Sales Director has failed to provide satisfactory service to CLIENT, CLIENT shall give written notice to VCS indicating that a failure to provide satisfactory service has occurred and VCS shall, subject to compliance with applicable Law, ***.

REPRESENTATIONS AND UNDERTAKINGS

In connection with this Schedule A-1:

a. VCS represents and undertakes:

i. that neither VCS nor any Person employed by VCS in connection with any work to be performed for or on behalf of CLIENT has been debarred under Section 306(a) or (b) of the Federal Food, Drug and Cosmetic Act, and that no debarred person will in the future be employed by VCS in connection with any work to be performed for or on behalf of CLIENT. If at any time after execution of this Agreement, VCS becomes aware that VCS or any Person employed by VCS in connection with any work to be performed for or on behalf of CLIENT shall become or shall be in the process of being debarred, VCS shall so notify CLIENT at once and remove such Person from providing Services to CLIENT under this Agreement.

b. VCS will:

i. cause each VCS Sales Representative to make Calls in a professional manner, consistent with the applicable policy and procedure manual, on Target Prescribers and to present only information about the Products which is consistent with the Product Literature. VCS shall not and shall not permit the VCS Sales Representatives to add, delete or modify claims of efficacy or safety of the Products, nor make any changes (including underlining or otherwise highlighting any language or adding any notes thereto) in the Product Literature. VCS shall use and shall permit the VCS Sales Representatives to use only the Product Literature provided by CLIENT. Under no circumstances shall VCS develop, create, or use any other promotional material or literature or alter Product Literature provided by CLIENT. VCS shall immediately cease the use of any Product Literature when instructed to do so by CLIENT. VCS shall use the Product Literature only for the purposes of this Agreement. All copyright and other intellectual property rights therein shall remain vested in CLIENT or (as same relates to VOLTAREN®) Novartis, as applicable.

ii. use commercially reasonable efforts to replace any VCS Sales Representative terminated by it within no more than *** (***) days of the date of such termination.

iii. As more fully described in the Agreement, and without limiting the provisions of Section 6.4 of the Agreement, inform CLIENT promptly of any reports of any adverse occurrence involving a Product of which VCS becomes aware or of any information VCS shall receive regarding any threatened or pending action by any Governmental Authority which may affect a Product. VCS shall, at the request of CLIENT, cooperate with CLIENT and Novartis (as relates to VOLTAREN®) in formulating a response regarding any such action.

c. CLIENT will:

i. provide VCS with all Product Literature useful to facilitate the Detailing of the Products.

ii. inform VCS promptly of any changes that CLIENT believes are necessary or appropriate in the Product Literature or in information concerning the Products in order to be in compliance with all applicable federal and state Laws.

iii. timely respond to any inquiry concerning a Product from any licensed practitioner and directed to VCS.

STATUS OF MEMBERS OF THE VCS FIELD FORCE

VCS officers, agents and employees are independent from all control by CLIENT, except as to how they represent or characterize the Products when Detailing the Products.

They are not now nor will they in the future be considered employees of CLIENT or as eligible for any CLIENT employee benefits or compensation as a result of being employed by VCS to carry out VCS’ obligations under this Agreement.

SCHEDULE A-1A

PRODUCTS AND COMPETING PRODUCTS

“Products” means VOLTAREN®, LIDODERM®, FROVA®, OPANA® ER and any additional products added by CLIENT to be Detailed by the Sales Representatives pursuant to this Agreement.

The Products shall be promoted by VCS under trademarks owned by or licensed to CLIENT and the CLIENT has all lawful authority necessary to market and sell the Products in all geographic regions where the Products are to be promoted under this Agreement to which this Schedule is attached. This Agreement does not constitute a grant to VCS of any property right or interest in the Products or the trademarks owned by or licensed to CLIENT or an Affiliate of CLIENT and/or any other intellectual property rights that CLIENT owns now or in the future. VCS recognizes the validity of and the title of CLIENT to all of CLIENT’s owned or licensed trademarks, trade names and trade dress in any country in connection with the Products, whether registered or not. CLIENT represents to VCS that, to its knowledge, neither those trademarks, trade names and trade dress nor the promotion of the Products by VCS infringes on any intellectual property right of any other Person.

All information, data, writings, inventions and other work products, in any form whatsoever, both tangible and intangible, developed as a result of VCS’ performance of the Services, including, without limitation, the Product Literature and all information gathered or developed by the Sales Representatives in the course of the Services (collectively, the “Works”), shall be considered works made for hire pursuant to the Copyright Act of 1976 (if applicable), and/or shall be the sole and exclusive property of CLIENT. CLIENT shall be the sole owner of all the rights to such Works in any form and in all fields of use known or hereafter existing. Notwithstanding the foregoing, intellectual property owned by or licensed to VCS which is used by VCS to develop any Works, shall remain the property of VCS (the “Components”). CLIENT agrees not to assert against VCS and its licensees any ownership interest in the Components. Notwithstanding the foregoing, CLIENT shall have a non-exclusive, irrevocable, perpetual, non-transferable (except to Affiliates and to other Persons CLIENT transfers or authorizes to use the Works), worldwide, royalty-free license to use such Components in conjunction with the Works. Upon the termination of this Agreement, VCS shall return to CLIENT all Works. CLIENT shall own and be entitled to retain all reports, including Call Reports, produced by VCS under this Agreement. However, VCS shall retain all rights in and to the design and formatting of such reports, except formatting of report forms provided by CLIENT to VCS.

“Competing Products” means the competing products listed on the following chart:

Product	Competing Products
LIDODERM®	***
FROVA®	***
OPANA® ER	***
VOLTAREN® Gel	***

SCHEDULE A-1C

PREFERRED HIRING PROFILE

VCS SALES REPRESENTATIVE

Recruiting Profile:	Four Year Degree Minimum (preferred majors in sciences, business, and healthcare).

Minimum of two (2) years of previous specialty Pharma sales, biotech sales or medical device sales, including strong results-oriented technical sales experience. Experience preferred in the areas of Pain Management, Neurology, Anesthesiology, Rheumatology, Hospitals, supportive Oncology, Orthopedic audience and key practices, and/or other related fields.

Proven experience launching products.

SCHEDULE A-1C

PREFERRED HIRING PROFILE

VCS FIELD FORCE DISTRICT MANAGER

Recruiting Profile:	Four (4) Year Degree Minimum (preferred majors in sciences, business, and healthcare).

Minimum of three (3) years of previous specialty Pharma sales, biotech or med device sales.

Minimum three (3) years of industry leadership and direct sales people management experience.

Pain experience is preferred.

SCHEDULE A-1D

NEW HIRE INFORMATION PACKAGE

All new hires shall receive CLIENT’s Sample Accountability Policies and Procedures, Product Literature and training materials before training meetings or other training. CLIENT shall designate any additional materials.

SCHEDULE A-1E

MEETINGS INCLUDED IN AGREEMENT

New hire training meetings.

One Plan of Action meeting per year.

Such other planned meetings as CLIENT sales representatives selling any Products are required to attend, including a National Sales Meeting.

SCHEDULE A-1F

VCS FIELD FORCE INFORMATION REPORT

Name	Title	Address	Territory	Start Date
(Sales Representative/ District Manager)

SCHEDULE A-2

SCOPE OF SERVICES

SAMPLING OF PRODUCTS TO TARGETS

General

As more fully described in this Agreement, VCS shall cause the VCS Field Force to distribute samples of the Products to Target Prescribers as part of the Detailing and promotion activities of the VCS Field Force, utilizing and in compliance with CLIENT’s Sample Accountability Policies and Procedures (as updated by CLIENT from time to time), and otherwise with applicable federal and state Law and regulations, including “PDMA.” CLIENT will provide VCS with CLIENT’s Sample Accountability Policies and Procedures. VCS will review CLIENT’s Sample Accountability Policies and Procedures prior to implementation to assure that VCS is in compliance with said policies and procedures.

Sample Distribution

CLIENT shall make Product samples available to the VCS Field Force at CLIENT’s discretion and expense for use by the VCS Field Force in Detailing Products in accordance with this Agreement. CLIENT shall determine the quantities and types of samples to be made available to the VCS Field Force. CLIENT shall or shall cause its Distribution Agent to ship such samples to the VCS Sales Representatives. The VCS Sales Representatives shall store, handle and transport Product samples in accordance with CLIENT’s Sample Accountability Policies and Procedures.

VCS shall cause the VCS Field Force to store any samples of the Products in compliance with CLIENT’s Sample Accountability Policies and Procedures and otherwise with all applicable legal requirements, including, without limitation, the PDMA and all applicable federal, state, and local Laws governing the marketing, promotion, and sampling of pharmaceutical products that can only be sold with a prescription by a Professional. VCS shall be responsible to secure appropriate physical space (including temperature-controlled storage space) for the storage of all samples. VCS shall at all times cause the VCS Field Force to store and maintain the samples in the designated space.

CLIENT shall be responsible for the shipment of samples directly or through the Distribution Agent to the VCS Sales Representatives. This responsibility shall include design of a delivery verification system and of documentation, which will allow confirmation of each shipment delivered.

VCS will receive a copy of all documents confirming shipments of samples to the VCS Sales Representatives, whether by CLIENT or the Distribution Agent. VCS will, in all cases, reconcile the receipt of samples by each VCS Sales Representative with the samples shipped to that VCS Sales Representative, based upon the shipping records provided to it and acknowledgements of delivery provided by the VCS Sales Representatives. All discrepancies between the sample shipping records and the acknowledgement of delivery by the VCS Sales Representatives shall be investigated by VCS. Upon conclusion of the investigation by VCS, any confirmed discrepancy must be reported to CLIENT pursuant to the procedure as described below under “Notification to CLIENT of FDA Reportable Events,” subsection Samples Lost in Transit.

CLIENT shall be responsible to ensure that the Distribution Agent is compliant with all applicable federal and state Laws, including the PDMA and the regulations of the FDA. VCS shall be responsible to ensure that any third party vendor that provides any verification services referred to in the previous paragraph is compliant with all applicable federal and state Laws, including the PDMA and the regulations of the FDA. If VCS determines that such third party vendor is not compliant with all applicable federal and state Laws, including the PDMA and the regulations of the FDA, VCS shall notify CLIENT within forty-eight (48) hours.

Sample Accountability

Accountability Training

The Parties recognize that such a sampling program will require incremental training in addition to its new hire training in sample accountability. VCS, with the assistance of CLIENT, will provide all training for Sales Representatives and District Managers, which addresses sampling matters. Upon completion of training, VCS shall administer to its Field Force the required sampling program examination, as agreed to by CLIENT, and VCS shall collect signed Sample Accountability Acknowledgement Forms from all Field Force members. Prior to Sales Representatives receiving their first sample shipment, VCS shall collect Sample Storage Location Forms from all VCS Sales Representatives. VCS must also send confirmation that all new Sales Representatives have completed all necessary exams and paperwork prior to receiving their first sample shipment. Should VCS and/or CLIENT determine that follow-on training is necessary in the future, VCS will be responsible for the reasonable costs associated with such follow-on training.

Monthly Sample Reconciliation

VCS shall comply with the requirements of CLIENT’s Sample Accountability Policies and Procedures as it relates to VCS Sales Representative monthly sample reconciliation. VCS shall provide CLIENT monthly summary reports of sample inventory reconciliations on the tenth business day of the month for the prior month.

Sample Inventory Audits

VCS shall conduct a security and audit program that is consistent with CLIENT’s Sample Accountability Policies and Procedures and otherwise includes allowance for all of: random, for cause and periodic physical inventories of samples delivered to the VCS Sales Representatives consistent with the PDMA and applicable regulations of the FDA (including those adopted under the FDA Modernization Act of 1997).

Prescriber Signature Verification Program

VCS shall conduct a prescriber signature verification program that is consistent with CLIENT’s Sample Accountability Policies and Procedures.

State License Validation

CLIENT is responsible for the validation of State License information for the lists of Prescribers utilized by the VCS Sales Representatives and all costs associated therewith.

Returns

Sample Distribution Vendor shall be responsible for confirming all returns of samples by VCS or the VCS Field Force. Sample Distribution Vendor will provide VCS with a report of sample returns on a weekly basis. The Parties recognize that VCS will reconcile sample data and account for samples based (in part) on the return confirmations provided by CLIENT. CLIENT shall not remove, destroy or otherwise impair the availability of the returned samples until either VCS confirms the return of samples in the quantities reported by the VCS Field Force or if VCS has not begun such confirmation after the passage of thirty (30) days following notice to VCS. VCS is responsible for entering terminated representatives’ returned samples into the SFA system, if necessary, and must perform a Closeout Inventory Count of terminated sales representatives within thirty (30) days of termination.

Sample Accountability Reporting

VCS shall provide a Monthly Sample Accountability Summary Report to CLIENT which includes, but is not limited to, data related to:

•	Annual Audits – schedule for completion will be through calendar year as reasonable and agreed upon with CLIENT.

•	For-Cause Audits

•	Quarterly Sample Inventory Reconciliation

•	Monthly Sample Inventory Reconciliation

•	New Hire Weekly Sample Inventory Reconciliation

•	SFA Synchronization Statistics

•	Sales Representative Terminations

•	Sample Shipment Discrepancies - transfers and returns

•	Prescriber Signature Verification Results

•	Theft, Loss, or Return of Product

VCS and CLIENT will work together to define the details of the Monthly Sample Accountability Summary Report

Notification to CLIENT of FDA Reportable Events

Upon VCS’ discovery that: (i) any Product samples have been stolen, lost in transit, or that there is a Significant Loss of samples or (ii) any sample documents have been falsified, VCS shall report this information to CLIENT in the following manner.

Samples Lost in Transit

Within twenty-four (24) hours of confirmation of samples lost in transit, VCS shall provide a written report of such loss to CLIENT. The written report of samples lost in transit shall include: (1) Sales Representative name, (2) Product name, (3) Quantity of Product, and (4) explanation of circumstances surrounding the loss.

Upon receipt of the written report from VCS, CLIENT reserves the right to contact VCS directly if additional information is required. CLIENT shall then be responsible for reporting the loss to the FDA (including both five (5) day notice and thirty (30) day follow-up notification).

Significant Loss of Drug Samples

CLIENT shall establish through a documented rationale the following: 1) a corporate loss threshold – value of samples as a loss as units, percent or both for which the sales representative is required to provide a written explanation to explain the loss when this value has been met or exceeded; 2) a significant loss threshold – value of samples lost as units, percent or both for which the sales representative is reported to CLIENT (“Significant Loss”). The Significant Loss threshold shall be greater than or equal to the corporate loss threshold. While the latter shall be used by VCS to require an explanation from sales representatives during reconciliation, the former is used by VCS to identify sales representatives that meet or exceed this value at the completion of the reconciliation process and to report those representatives to CLIENT in the manner as described in the following paragraph.

CLIENT shall be responsible for determining whether a Significant Loss of drug samples has occurred under the PDMA and regulations of the FDA, based upon CLIENT’s Loss Threshold. Within twenty-four (24) hours of discovery by VCS Regulatory that a Significant Loss has occurred, VCS shall provide a written report of the Significant Loss to CLIENT. The written report of the Significant Loss shall include: (1) Sales Representative name, (2) Product name, (3) Quantity of Product, (4) percentage of drug sample inventory lost, and (5) explanation of circumstances surrounding the Significant Loss and subsequent investigation.

Upon receipt of the written report from VCS, CLIENT reserves the right to contact VCS directly if additional information is required. CLIENT shall then be responsible for reporting the Significant Loss to the FDA (including both five (5) day notice and thirty (30) day follow-up notification).

Theft of Drug Samples

CLIENT shall be responsible for determining whether a theft of drug samples has occurred. Within twenty-four (24) hours of discovery of a theft by VCS Regulatory that a theft has occurred, VCS shall provide a written report of the theft to CLIENT. The written report of the theft shall include: (1) Sales Representative name, (2) Product name, (3) Quantity of Product, and (4) explanation of circumstances surrounding the theft of drug samples (including the police report, if available).

Upon receipt of the written report from VCS, CLIENT reserves the right to contact VCS directly if additional information is required. CLIENT shall then be responsible for reporting the theft to the FDA (including both five (5) day notice and thirty (30) day follow-up notification).

Falsification of Sample Documents

CLIENT shall be responsible for determining whether sample documents have been falsified. Within twenty-four (24) hours of discovery by VCS Regulatory that sample documents have been falsified, VCS shall provide a written report of the falsification of sample documents to CLIENT. The written report of the falsification of sample documents shall include: (1) Sales Representative name, (2) summary of the investigation conducted, and (3) disciplinary/corrective action taken.

Upon receipt of the written report from VCS, CLIENT reserves the right to contact VCS directly if additional information is required. CLIENT shall then be responsible for reporting the falsification of sample documents to the FDA (including both five (5) day notice and thirty (30) day follow-up notification).

Record Retention and Retrieval

VCS shall provide CLIENT access to any requested records within twenty-four (24) hours following CLIENT’s written request.

Recalls

VCS shall maintain such traceability of records at the product code level on samples of the Products as may be necessary to permit a recall or field correction of the Products. The decision to conduct and the right to control a recall shall be solely CLIENT’s. VCS shall cooperate fully with CLIENT in connection with any recall efforts affecting the Products.

SCHEDULE B

COMPENSATION - FEES PAYABLE TO VCS

VCS shall invoice CLIENT monthly for all fees and costs payable by CLIENT for Services as set forth in the Budget included as Schedule B-Y.

CLIENT shall pay VCS an implementation fee as set forth in the budget on Schedule B-Y.

CLIENT shall pay VCS a monthly fixed fee during the Term based on the Budget set forth on Schedule B-Y. Included in the fixed monthly fee are certain costs (e.g., VCS Sales Representative and District Manager salaries for those Sales Representatives and District Managers actually employed by VCS for the applicable month and VCS Field Force travel, car expenses (except fuel), cell phone expenses (only to the extent used in the performance of duties pursuant to this Agreement) and other expenses captured on routine expense reports) to be reconciled by the Parties on a monthly basis and the Fixed Management Fee.

In addition, Pass-through Expenses shall be billed by VCS as incurred. Pass-through Expenses shall include:

•	***

•	District Manager Bonuses (plus applicable employer portion of taxes)

•	Sales Representative Bonuses (plus applicable employer portion of taxes)

•	Sales Representative travel subject to compliance with Client travel policies as amended from time to time.

•	National Training Meetings (including initial launch meeting) to the extent not paid directly by CLIENT

•	POA Meetings to the extent not paid directly by CLIENT

•	Direct Marketing Expense (DME) Funds in accordance with specified budget

•	Ordinary and reasonable office expenses

Pass-through Expenses are subject to the provisions of Section 4.3 of the Agreement.

During the Term, VCS shall be paid the Fixed Management Fee of $*** (annually) and be eligible to earn the At-Risk Management Fee. All fees referenced in this Schedule B are provided on an annualized basis unless otherwise specified.

The annual At-Risk Management Fee is made up of three separate components:

1.	$***

2.	$***

3.	$***

***

***

***

***

***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***

***

***

***

***	***
***	***
***	***
***	***
***	***
***	***
***	***
***	***

***

***	***	***	***	***	***	***	***	***

***	***	***	***	***	***	***	***	***
***	***	***	***	***	***	***	***	***
***	***	***	***	***	***	***	***	***
***	***	***	***	***	***	***	***	***
***	***	***	***	***	***	***	***	***

***

***.

***

***

***

***

***

***

SCHEDULE B-Y

BUDGET

***

SCHEDULE C

INSURANCE REQUIREMENTS

VCS shall maintain the following insurance during the Term of this Agreement to which this Schedule is attached:

Comprehensive General Liability - Deductible or SIR	$1 million/occurrence $2 million/aggregate annual limit up to $250,000

Errors and Omissions - Deductible or SIR	$5 million/occurrence $5 million/year up to $250,000

Workers’ Compensation -

Statutory coverage, plus Employer’s Liability

Coverage at limits of:

$1,000,000 - Bodily Injury by Accident - Each Accident

$1,000,000 - Bodily Injury by Disease - Each Employee

$1,000,000 - Bodily Injury by Disease - Policy Limit

Automobile Liability Insurance -	$1 million/occurrence $1 million/accident for bodily injury, including death and property damage

Excess Liability	$5,000,000

VCS will provide CLIENT with evidence of VCS’ insurance. VCS will name CLIENT as an additional insured as its interests may arise under this Agreement under VCS’ General Liability and Auto Liability insurance policies, and will provide to CLIENT at least thirty (30) days’ prior written notice of any change or cancellation to the VCS’ insurance program.

CLIENT:

CLIENT shall maintain the following insurance or self- insurance during the Term of this Agreement to which this Schedule is attached:

Comprehensive General Liability - Deductible or SIR	$5 million single/aggregate annual limit up to $50,000

Product Liability -	$25 million/occurrence $25 million/year

Automobile Liability Insurance -	$1 million/occurrence $1 million/year for bodily injury, including death and property damage

SCHEDULE D

LEASE ASSIGNMENT AND ASSUMPTION AGREEMENTS

***

(Lease Assumption Agreement)

LEASE ASSUMPTION AGREEMENT

THIS AGREEMENT is entered into on September     , 2010 (the “Effective Date”) by and between ENDO PHARMACEUTCIALS INC. (the “Original Lessee”), VENTIV COMMERCIAL SERVICES, LLC (the “Successor Lessee”), and *** (the “Lessor”).

WHEREAS, the Original Lessee leases motor vehicles and equipment from the Lessor under a *** dated *** (the “Lease”); and

WHEREAS in connection with that certain Sales and Promotional Services Agreement to be entered into by and between the Original Lessee and the Successor Lessee (the “Sales Agreement”) the Original Lessee desires to assign its rights and obligations under the Lease with respect to those motor vehicles and equipment that are listed on the attached Schedule A, consisting of         pages (the “Vehicles”), to the Successor Lessee; and

WHEREAS, in connection with the Sales Agreement, the Successor Lessee desires to assume the Original Lessee’s rights and obligations under the Lease with respect to the Vehicles; and

WHEREAS, the Lessor will consent to the assignment and assumption of the Vehicles upon the terms and conditions set forth in this Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

1. The Original Lessee hereby assigns to the Successor Lessee, and the Successor Lessee hereby accepts from the Original Lessee, all of the Original Lessee’s rights and obligations that arise or accrue, or that have arisen or accrued, under the Lease with respect to the Vehicles on or after the Transfer Date, as defined below. The Lessor will transfer the Vehicles in its internal records after it receives signed versions of this Agreement from the Original Lessee and the Successor Lessee and will advise the Original Lessee and the Successor Lessee of the actual date on which Lessor has completed such internal transfer (the “Transfer Date”). Except as set forth in Section 5 and Section 9, as of the Transfer Date, the Original Lessee will be relieved of all obligations with respect to the Vehicles for the period from and after said date but shall remain responsible for obligations with respect to such vehicles prior to said Transfer Date.

2. The Successor Lessee hereby agrees to assume, be bound by, and perform all of the Original Lessee’s obligations that arise or accrue, or that have arisen or accrued, under the Lease with respect to the Vehicles on or after the Transfer Date.

3. The Successor Lessee shall make payment of all invoices by the *** of the month. Payments not received by the *** of the month will be subject to a late payment charge of ***% of the amount billed, retroactive to the first of the month, for each month in which the amount due remains unpaid.

4. The Lessor hereby consents to the assignment and assumption of the Original Lessee’s rights and obligations under the Lease with respect to the Vehicles on the terms and conditions set forth in this Agreement.

5. Upon the Effective Date, Original Lessee shall initiate the process of relocating the Vehicles from the Original Lessee to the Sucessor Lessee or its employees, consultants or agents (each, a “Recipient”). Notwithstanding anything to the contrary in this Agreement, the risk of loss for any Vehicle shall remain with the Original Lessee until the date on which such Vehicle is physically delivered to the applicable Recipient, as documented by the Original Lessee’s carrier (the “Delivery Date”). The Delivery Dates for the Vehicles will be documented in writing signed by the Original Lessee and the Successor Lessee and provided to Lessor within three weeks of the date of this Agreement.

6. The Lessor hereby releases the Original Lessee from all of its obligations under the Lease with respect to the Vehicles as of the Transfer Date: PROVIDED, HOWEVER, that the Original Lessee shall remain responsible to the Lessor for all obligations that arose or accrued under the Lease with respect to the Vehicles prior to the Transfer Date; AND FURTHER PROVIDED, HOWEVER, that the Original Lessee shall remain responsible to the Lessor for all obligations with respect to the motor vehicles and equipment under the Lease that are not covered by this Agreement or by any other agreement entered into by the Lessor releasing the Original Lessee from its obligations under the Lease; AND FURTHER PROVIDED, HOWEVER, that, pursuant to Section 5, the Original Lessee shall be responsible for the risk of loss and liability/indemnification obligations under the Lease for each Vehicle until the applicable Delivery Date.

7. Notwithstanding any provision of this Agreement, with regard to the Lease, the Successor Lessee understands and agrees that the Successor Lessee shall be solely responsible for any charges that are billed after the Transfer Date, including but not limited to items such as excess mileage, wear and tear, early termination or any other appropriate charges, regardless of when such charges accrued.

8. Prior to the Transfer Date, the Lessor will continue billing the Original Lessee. The Original Lessee and the Successor Lessee agree to resolve among themselves any reimbursement or cross-billing necessary in keeping with their own agreement.

9. Succesor Lessee shall: (a) prohibit its employees, consultants or agents from using or operating any of the Vehicles prior to the Transfer Date; and (b) indemnify and hold harmless Original Lessee, its affiliates and subsidiaries and their respective directors, officers, employees, consultants and agents from and against all liability, damages, losses, costs and expenses (including, but not limited to, reasonable attorneys’ fees, court costs and other costs of suit) for claims, demands, suits or judgments arising from or relating to any use or operation prohibited in clause (a).

10. Unless the Original Lessee and the Successor Lessee otherwise mutually agree in a writing presented to Lessor, if the Sales Agreement is not fully executed by 8:00am Eastern Time on October 31, 2010, then: (a) this Agreement shall automatically terminate; and (b) all rights and obligations under the Lease with respect to the Vehicles assumed by the Successor Lessee hereunder shall automatically revert back to the Original Lessee as of the Reversion Date, as defined below. In the event of a termination and reversion pursuant to this paragraph: (i) Lessor will transfer the Vehicles back to the Original Lessee in its internal records after it receives notification that the Sales Agreement was not fully executed by the deadline specified in this Section 10, and will advise the Original Lessee and the Successor Lessee of the actual date on which Lessor has completed such internal transfer (the “Reversion Date”); (ii) the Original Lessee shall be responsible for all costs, expenses and liabilities associated with the Vehicles under the Lease (collectively, “Costs”) incurred after the Reversion Date; (iii) the Successor Lessee shall be responsible for all Costs incurred from the Transfer Date through and including the Reversion Date; and (iv) the Original Lessee shall be responsible, at its sole cost and expense, for any pick-up or relocation of the Vehicles in connection with any termination and reversion pursuant to this Section 10.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers on the date first above written.

Original Lessee:	Successor Lessee:

ENDO PHARMACEUTICALS INC.	VENTIV COMMERCIAL SERVICES, LLC

By:	By:

Title:	Title:

Date:	Date:

Lessor:

***

*** as Attorney in Fact

By:

Its:

Date:

SCHEDULE A

AMENDMENT NO. 1 TO

LEASE ASSUMPTION AGREEMENT

THIS AMENDMENT NO. 1 TO LEASE ASSUMPTION AGREEMENT (this “Amendment”) is made as of October 30, 2010, by and among Endo Pharmaceuticals Inc. (“Endo”), Ventiv Commercial Services, LLC (“Ventiv”) and *** (“***”). All capitalized terms shall have the meaning assigned to such terms in the Assignment Agreement (as defined below) unless otherwise defined herein.

WHEREAS, Endo, Ventiv and *** entered into that certain Lease Assumption Agreement, dated as of September ***, 2010 (the “Assignment Agreement”);

WHEREAS, pursuant to the Assignment Agreement, and in connection with the Sales Agreement, Ventiv assumed certain obligations and responsibilities for certain vehicles being leased to Endo by ***;

WHEREAS, the Assignment Agreement is schedule to terminate as of October 31, 2010 if the Sales Agreement is not executed by such date;

WHEREAS, as of the date hereof, the Sales Agreement is not yet executed, and negotiations thereof continue between Endo and Ventiv; and

WHEREAS, none of Endo, Ventiv or *** wishes the Assignment Agreement to terminate on October 31, 2010;

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Endo, Ventiv and ***, intending to be legally bound, hereby agree as follows:

1.1 Section 10 of the Assignment Agreement is hereby amended so as to replace “October 31, 2010” with “November 28, 2010”.

1.2 This Amendment shall be construed in accordance with, and governed by, the internal laws of the Commonwealth of Pennsylvania, without regard to the choice of law principles of such commonwealth.

1.3 All terms and conditions of the Assignment Agreement not amended by this Amendment are hereby ratified and confirmed.

1.4 This Amendment may be executed in counterparts and by different parties hereto in separate counterparts, each of which, when executed and delivered, shall be deemed to be an original and all of which, when taken together, shall constitute one and the same instrument. A photocopied, facsimile or pdf signature shall be deemed to be the functional equivalent of a manually executed original for all purposes.

1.5 From and after the effective date of this Amendment, any reference to the Assignment Agreement shall be deemed to mean the Assignment Agreement amended by this Amendment and as the same may be further amended, modified or supplemented in accordance with the terms thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above stated.

ENDO PHARMACEUTICALS INC.

By:
Name:	Julie H. McHugh
Title:	Chief Operating Officer

VENTIV COMMERCIAL SERVICES, LLC

By:
Name:	Michael P. Ryan
Title:	Chief Financial Officer

***
By ***~~.~~ as Attorney in Fact

By:
Name:	[ ]
Title:	[ ]

[Signature Page to Amendment No. 1 to *** Assignment Agreement]

***

(Lease Assumption Agreement)

***

PARTIAL ASSIGNMENT OF VEHICLE LEASE AGREEMENT/

FLEET MANAGEMENT SERVICES AGREEMENT

ASSUMPTION OF PERFORMANCE BY ASSIGNEE/

CONSENT TO ASSIGNMENT

THIS AGREEMENT (this “Assignment”) is entered into as of September             , 2010 (hereinafter called the “Assignment Date”) by and between ENDO PHARMACEUTICALS, INC. (hereinafter called “Assignor”), and VENTIV COMMERCIAL SERVICES, LLC. a Delaware corporation (hereinafter called “Assignee”).

WHEREAS, a certain Vehicle Lease Agreement, dated September 24, 2009, by Endo Pharmaceuticals Inc. and subsequent Schedules A (hereinafter called the “Lease”), was entered into by and between Assignor, as Lessee, and *** (“***”), a Georgia corporation, as Lessor, which is hereby incorporated in this Agreement and a copy attached hereto; and

WHEREAS, in connection with that certain Sales and Promotional Services Agreement to be entered by and between Assignor and Assignee (the “Sales Agreement”) Assignor desires to assign the Lease as it relates solely to those certain Leased Vehicles, listed on the attached “Exhibit A,” (the “Vehicles”) leased under the Assignor’s Lease and Assignee desires to secure an assignment as of the Assignment Date.

WHEREAS, a certain Fleet Management Services Agreement, dated September 24, 2009, (hereinafter called the “Agreement”), was entered into by and between Assignor as “Client” and ***, which is hereby incorporated into this Agreement and a copy attached hereto; and

WHEREAS, in connection with the Sales Agreement, Assignor also desires to assign the Agreement as it relates solely to the Vehicles and keep such Vehicles enrolled in the Services under the Agreement and Assignee desires to secure such an assignment as of Assignment Date.

ASSIGNEE AND ASSIGNOR FURTHER STIPULATE that rental payment(s) and other amounts due or to become due (collectively “Rental Obligations”) under the Lease may have been invoiced to and/or paid by the Assignor before the Assignment Date or thereafter. Assignor and Assignee agree to reimburse/invoice each other with respect to any Rental Obligations to accurately reflect any periods from the Assignment Date up to and including Rental Obligations due on or before November 1, 2010.

ASSIGNEE AND ASSIGNOR FURTHER STIPULATE that some transactions and/or fees under the FM Programs which have occurred before the Assignment has been completed will be invoiced to the Assignee. Assignee agrees to reimburse the Lessor for any such charges (and, in turn, should invoice the Assignor for repayment); and Assignee also agrees to reimburse the Assignor for any such invoice credits.

NOW, THEREFORE, in consideration of the foregoing and in further consideration of the sum of ONE DOLLAR ($1.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, Assignor hereby sells, transfers, assigns and conveys to the Assignee all of Assignor’s right, title and interest in and to the Lease and the Agreement as they relate solely to the Vehicles as listed on Exhibit A to this Assignment, it is hereby mutually covenanted and agreed as follows:

Assignor represents and warrants that (a) the Lease and Agreement are genuine, valid, subsisting and in all respects what they purport to be; (b) Assignor has good right to make this Assignment; (c) Assignor has not heretofore alienated, assigned or otherwise disposed of the Lease or Agreement or any interest therein; (d) no event of default as defined in the Lease or Agreement or otherwise has occurred and is continuing as to either party thereunder; (e) this Assignment will convey to Assignee all of Assignor’s right, title, and interest in and to the aforesaid Lease and Agreement, together with all amendments, supplements and vehicle schedules pertaining thereto, on and after the Assignment Date.

Assignee represents and warrants that (a) Assignee hereby assumes the Lease and Agreement as they relate solely to the Vehicles as of the Assignment Date and thereafter agrees to perform and be bound by all the terms, conditions and covenants thereof, with the same force and effect as though originally the Lessee or as Client therein named; (b) Assignee hereby agrees to indemnify and hold harmless, *** and Assignor, their successors and assigns from any and all claims, damages, liabilities, costs and expenses that may be incurred by, or asserted against Assignor or ***, arising out of or from the Lease or the Agreement or the Vehicles on and after the Assignment Date.

Upon the Assignment Date, Assignor shall initiate the process of relocating the Vehicles from the Assignor to the Assignee or its employees, consultants or agents (each, a “Recipient”). Notwithstanding anything to the contrary in this Assignment, the risk of loss for any Vehicle shall remain with Assignor from the Assignment Date until the date on which such Vehicle is physically delivered to the applicable Recipient, as documented by Assignor’s carrier (the “Delivery Date”). The Delivery Dates for the Vehicles will be documented in a writing signed by the Assignor and Assignee and provided to *** within three weeks of the date of this Assignment.

Unless Assignor and Assignee otherwise mutually agree, if the Sales Agreement is not fully executed by 8:00am Eastern Time on October 31, 2010, then: (a) this Assignment shall automatically terminate; and (b) all rights and obligations under the Lease and the Agreement assumed by the Assignee hereunder shall automatically revert back to the Assignor. In the event of a termination and reversion pursuant to this paragraph: (i) Assignor shall be responsible for all fees, costs, expenses and liabilities associated with the Vehicles under the Lease and the Agreement (collectively, “Costs”) incurred after the date of such termination and reversion (the “Reversion Date”); and (ii) the Assignee shall be responsible for all Costs incurred from the Assignment Date through and including the Reversion Date. Assignor agrees to notify *** immediately but not later than November 1, 2010 if the Sales Agreement is not fully executed and shall pay *** a fee of $*** per Vehicle for each Vehicle that reverts hereunder.

IN WITNESS WHEREOF, this Agreement has been duly executed in full on behalf of the parties hereto on the date first above written.

ENDO PHARMACEUTICALS, INC.

Sign:
(“Assignor”)

Print:

Title:

Date:

VENTIV COMMERCIAL SERVICES, LLC.

Sign:
(“Assignee”)

Print:

Title:

Date:

Hereby acknowledged and agreed to:
***.

Sign:

Print:

Title:

Date:

Also Reviewed & Approved by:

Sign:

Print:

Title:

EXHIBIT A

***

***

AMENDMENT NO. 1 TO

PARTIAL ASSIGNMENT OF VEHICLE LEASE AGREEMENT / FLEET

MANAGEMENT SERVICES AGREEMENT / ASSUMPTION OF PERFORMANCE BY

ASSIGNEE / CONSENT TO ASSIGNMENT

THIS AMENDMENT NO. 1 TO PARTIAL ASSIGNMENT OF VEHICLE LEASE AGREEMENT / FLEET MANAGEMENT SERVICES AGREEMENT / ASSUMPTION OF PERFORMANCE BY ASSIGNEE / CONSENT TO ASSIGNMENT (this “Amendment”) is made as of October 30, 2010, by and between Endo Pharmaceuticals Inc. (“Endo”) and Ventiv Commercial Services, LLC (“Ventiv”). All capitalized terms shall have the meaning assigned to such terms in the Assignment Agreement (as defined below) unless otherwise defined herein.

WHEREAS, Endo and Ventiv entered into that certain Partial Assignment of Vehicle Lease Agreement / Fleet Management Services Agreement / Assumption of Performance by Assignee, dated as of September 22, 2010 (the “Assignment Agreement”);

WHEREAS, pursuant to the Assignment Agreement, and in connection with the Sales Agreement, Ventiv assumed certain obligations and responsibilities for certain vehicles being leased to Endo by ***;

WHEREAS, the Assignment Agreement is schedule to terminate as of October 31, 2010 if the Sales Agreement is not executed by such date;

WHEREAS, as of the date hereof, the Sales Agreement is not yet executed, and negotiations thereof continue between Endo and Ventiv; and

WHEREAS, neither Endo nor Ventiv wishes the Assignment Agreement to terminate on October 31, 2010;

NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Endo and Ventiv, intending to be legally bound, hereby agree as follows:

1.1 The last paragraph of the Assignment Agreement is hereby amended so as to replace “October 31, 2010” with “November 28, 2010” and so as to replace “November 1, 2010” with “November 29, 2010”.

1.2 This Amendment shall be construed in accordance with, and governed by, the internal laws of the Commonwealth of Pennsylvania, without regard to the choice of law principles of such commonwealth.

1.3 All terms and conditions of the Assignment Agreement not amended by this Amendment are hereby ratified and confirmed.

1.4 This Amendment may be executed in counterparts and by different parties hereto in separate counterparts, each of which, when executed and delivered, shall be deemed to be an original and all of which, when taken together, shall constitute one and the same instrument. A photocopied, facsimile or pdf signature shall be deemed to be the functional equivalent of a manually executed original for all purposes.

1.5 From and after the effective date of this Amendment, any reference to the Assignment Agreement shall be deemed to mean the Assignment Agreement amended by this Amendment and as the same may be further amended, modified or supplemented in accordance with the terms thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above stated.

ENDO PHARMACEUTICALS INC.

By:
Name:	Julie H. McHugh
Title:	Chief Operating Officer

VENTIV COMMERCIAL SERVICES, LLC

By:
Name:	Michael P. Ryan
Title:	Chief Financial Officer

Acknowledged and Agreed to:

***

By:
Name:	[ ]
Title:	[ ]

[Signature Page to Amendment No. 1 to *** Assignment Agreement]